Exhibit 99.4

CORPORATE OFFICE PROPERTIES TRUST AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENT SCHEDULE

Schedule III -Real Estate and Accumulated Depreciation as of December 31, 2008	F-40

Management’s Report On Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, and for performing an assessment of the effectiveness of internal control over financial reporting as of December 31, 2008. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and trustees; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management performed an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008 based upon criteria in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on our assessment, management determined that our internal control over financial reporting was effective as of December 31, 2008 based on the criteria in Internal Control-Integrated Framework issued by the COSO.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Corporate Office Properties Trust:

In our opinion, the consolidated financial statements listed in the accompanying index 15(a)(1) present fairly, in all material respects, the financial position of Corporate Office Properties Trust and its subsidiaries at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management’s Report on Internal Control over Financial Reporting”. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 2 to the consolidated financial statements and Note 1 to the financial statement schedule, the Company changed the manner in which it accounts for certain convertible debt instruments, the manner in which it accounts for noncontrolling interests, and the manner in which it computes earnings per share effective January 1, 2009, retrospectively to prior periods.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 27, 2009, except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of the retrospective adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities,” as to which the date is June 2, 2009.

Corporate Office Properties Trust and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2008	2007
Assets
Properties, net:
Operating properties, net	$2,283,870	$2,192,939
Projects under construction or development	494,596	396,909
Property held for sale	—	14,988
Total properties, net	2,778,466	2,604,836
Cash and cash equivalents	6,775	24,638
Restricted cash	13,745	15,121
Accounts receivable, net	13,684	24,831
Deferred rent receivable	64,131	53,631
Intangible assets on real estate acquisitions, net	91,848	108,661
Deferred charges, net	51,801	48,665
Prepaid and other assets	93,789	51,981
Total assets	$3,114,239	$2,932,364

Liabilities and equity
Liabilities:
Mortgage and other loans payable	$1,704,123	$1,625,842
3.5% Exchangeable Senior Notes	152,628	183,768
Accounts payable and accrued expenses	93,625	75,535
Rents received in advance and security deposits	30,464	31,234
Dividends and distributions payable	25,794	22,441
Deferred revenue associated with acquired operating leases	10,816	11,530
Distributions in excess of investment in unconsolidated real estate joint venture	4,770	4,246
Other liabilities	9,596	8,288
Total liabilities	2,031,816	1,962,884
Commitments and contingencies (Note 18)
Equity:
Corporate Office Properties Trust’s shareholders’ equity:
Preferred Shares of beneficial interest with an aggregate liquidation preference of $216,333 at December 31, 2008 and 2007 (Note 11)	81	81
Common Shares of beneficial interest ($0.01 par value; 75,000,000 shares authorized, shares issued and outstanding of 51,790,442 at December 31, 2008 and 47,366,475 at December 31, 2007)	518	474
Additional paid-in capital	1,112,734	971,459
Cumulative distributions in excess of net income	(162,572)	(129,599)
Accumulated other comprehensive loss	(4,749)	(2,372)
Total Corporate Office Properties Trust’s shareholders’ equity	946,012	840,043
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	117,356	113,469
Preferred units in the Operating Partnership	8,800	8,800
Other consolidated real estate joint ventures	10,255	7,168
Noncontrolling interests in subsidiaries	136,411	129,437
Total equity	1,082,423	969,480
Total liabilities and equity	$3,114,239	$2,932,364

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2008	2007	2006
Revenues
Rental revenue	$336,942	$314,696	$253,021
Tenant recoveries and other real estate operations revenue	62,691	51,218	38,423
Construction contract revenues	186,608	37,074	52,182
Other service operations revenues	1,777	4,151	7,902
Total revenues	588,018	407,139	351,528
Expenses
Property operating expenses	141,139	123,258	93,088
Depreciation and other amortization associated with real estate operations	102,720	104,700	76,344
Construction contract expenses	182,111	35,723	49,961
Other service operations expenses	2,031	4,070	7,384
General and administrative expenses	25,329	21,704	18,048
Total operating expenses	453,330	289,455	244,825
Operating income	134,688	117,684	106,703
Interest expense	(86,870)	(88,638)	(74,023)
Interest and other income	2,070	3,030	1,077
Gain on early extinguishment of debt	8,101	—	—
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	57,989	32,076	33,757
Equity in loss of unconsolidated entities	(147)	(224)	(92)
Income tax expense	(201)	(569)	(887)
Income from continuing operations	57,641	31,283	32,778
Discontinued operations	2,571	2,622	22,321
Income before gain on sales of real estate	60,212	33,905	55,099
Gain on sales of real estate, net of income taxes	1,104	2,037	889
Net income	61,316	35,942	55,988
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(6,519)	(3,203)	(7,097)
Preferred units in the Operating Partnership	(660)	(660)	(660)
Other	(172)	122	136
Net income attributable to Corporate Office Properties Trust	53,965	32,201	48,367
Preferred share dividends	(16,102)	(16,068)	(15,404)
Issuance costs associated with redeemed preferred shares	—	—	(3,896)
Net income attributable to Corporate Office Properties Trust common shareholders	$37,863	$16,133	$29,067
Net income attributable to Corporate Office Properties Trust
Income from continuing operations	$51,786	$29,991	$29,947
Discontinued operations	2,179	2,210	18,420
Net income attributable to Corporate Office Properties Trust	$53,965	$32,201	$48,367

Basic earnings per common share (1)
Income from continuing operations	$0.73	$0.29	$0.25
Discontinued operations	0.04	0.05	0.44
Net income	$0.77	$0.34	$0.69
Diluted earnings per common share (1)
Income from continuing operations	$0.72	$0.28	$0.24
Discontinued operations	0.04	0.05	0.43
Net income	$0.76	$0.33	$0.67
Dividends declared per common share	$1.4250	$1.3000	$1.1800

(1) Basic and diluted earnings per common share are calculated based on amounts attributable to common shareholders of Corporate Office Properties Trust.

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries

Consolidated Statements of Shareholders’ Equity

(Dollars in thousands)

	Preferred Shares	Common Shares	Additional Paid-in Capital	Cumulative Distributions in Excess of Net Income	Accumulated Other Comprehensive Loss	Non- controlling Interests	Total
Balance at December 31, 2005 (39,927,316 common shares outstanding)	$67	$399	$650,226	$(67,697)	$(482)	$105,210	$687,723
Conversion of common units to common shares (245,793 shares)	—	3	11,075	—	—	(11,078)	—
Common shares issued to the public (2,000,000 shares)	—	20	82,413	—	—	—	82,433
Series J Preferred Shares issued to the public (3,390,000 shares)	34	—	81,823	—	—	—	81,857
Series E Preferred Shares redemption	(11)	—	(28,739)	—	—	—	(28,750)
Series F Preferred Shares redemption	(14)	—	(35,611)	—	—	—	(35,625)
3.5% Senior Exchangeable Notes issued to the public			20,844			—	20,844
Issuance of common units in the Operating Partnership in connection with acquisition of properties	—	—	—	—	—	7,497	7,497
Decrease in fair value of derivatives	—	—	—	—	(211)	(35)	(246)
Reversal of unearned restricted common share grants upon adoption of SFAS 123(R)	—	1	1,944	—	—	—	1,945
Exercise of share options (581,932 shares)	—	6	6,761	—	—	—	6,767
Share-based compensation	—	—	3,833	—	—	—	3,833
Adjustments to minority interests resulting from changes in ownership of the Operating Partnership by COPT	—	—	(16,255)	—	—	16,255	—
Increase in tax benefit from share-based compensation	—	—	562	—	—	—	562
Net income	—	—	—	48,367	—	7,621	55,988
Dividends	—	—	—	(65,071)	—	—	(65,071)
Distributions to owners of common and preferred units in the Operating Partnership	—	—	—	—	—	(10,657)	(10,657)
Net contributions and distributions to noncontrolling interests in other consolidated real estate joint ventures	—	—	—	—	—	1,195	1,195
Balance at December 31, 2006 (42,897,639 common shares outstanding)	76	429	778,876	(84,401)	(693)	116,008	810,295
Conversion of common units to common shares (554,221 shares)	—	6	25,402	—	—	(25,408)	—
Common shares issued in connection with acquisition of properties, net of transaction costs (3,161,000 shares)	—	32	156,619	—	—	—	156,651
Series K Preferred Shares issued in connection with acquisition of properties, net of transaction costs (531,667 shares)	5	—	26,562	—	—	—	26,567
Issuance of common units in the Operating Partnership in connection with acquisition of properties	—	—	—	—	—	12,125	12,125
Exercise of share options (620,858 shares)	—	6	7,470	—	—	—	7,476
Share-based compensation	—	1	6,642	—	—	—	6,643
Restricted common share redemptions (6,685 shares)	—	—	(351)	—	—	—	(351)
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	—	—	(29,761)	—	—	29,761	—
Decrease in fair value of derivatives	—	—	—	—	(1,679)	(284)	(1,963)
Net income	—	—	—	32,201	—	3,741	35,942
Dividends	—	—	—	(77,399)	—	—	(77,399)
Distributions to owners of common and preferred units in the Operating Partnership	—	—	—	—	—	(11,342)	(11,342)
Net contributions and distributions to noncontrolling interests in other consolidated real estate joint ventures	—	—	—	—	—	4,836	4,836
Balance at December 31, 2007 (47,366,475 common shares outstanding)	81	474	971,459	(129,599)	(2,372)	129,437	969,480
Conversion of common units to common shares (258,917 shares)	—	3	7,505	—	—	(7,508)	—
Common shares issued to the public (3,737,500 shares)	—	37	138,886	—	—	—	138,923
Exercise of share options (180,239 shares)	—	2	2,833	—	—	—	2,835
Share-based compensation	—	2	9,034	—	—	—	9,036
Restricted common share redemptions (61,258 shares)	—	—	(1,320)	—	—	—	(1,320)
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	—	—	(16,716)	—	—	16,716	—
Decrease in fair value of derivatives	—	—	—	—	(2,377)	(330)	(2,707)
Increase in tax benefit from share-based compensation	—	—	1,053	—	—	—	1,053
Net income	—	—	—	53,965	—	7,351	61,316
Dividends	—	—	—	(86,938)	—	—	(86,938)
Distributions to owners of common and preferred units in the Operating Partnership	—	—	—	—	—	(12,170)	(12,170)
Net contributions and distributions to noncontrolling interests in other consolidated real estate joint ventures	—	—	—	—	—	2,915	2,915
Balance at December 31, 2008 (51,790,442 common shares outstanding)	$81	$518	$1,112,734	$(162,572)	$(4,749)	$136,411	$1,082,423

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	For the Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities
Net income	$61,316	$35,942	$55,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	104,968	107,625	80,074
Amortization of deferred financing costs	3,843	3,583	2,995
Amortization of deferred market rental revenue	(2,064)	(1,985)	(1,904)
Gain on sales of real estate	(4,208)	(6,979)	(17,920)
Other gain on sales	(49)	(1,033)	—
Gain on redemption of 3.5% Exchangeable Senior Notes	(8,101)	—	—
Settlement of previously accreted interest expense	(1,652)	—	—
Amortization of net discounts on debt	3,873	3,400	541
Share-based compensation	9,036	6,643	3,833
Excess income tax benefits from share-based compensation	(1,053)	—	(562)
Other	(856)	(101)	534
Changes in operating assets and liabilities:
Increase in deferred rent receivable	(10,594)	(11,988)	(10,004)
Decrease (increase) in accounts receivable	11,128	1,544	(10,844)
Increase in restricted cash and prepaid and other assets	(15,061)	(5,040)	(7,098)
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	31,136	(3,250)	13,544
(Decrease) increase in rents received in advance and security deposits	(770)	10,030	4,181
Net cash provided by operating activities	180,892	138,391	113,358
Cash flows from investing activities
Purchases of and additions to commercial real estate properties	(280,639)	(353,117)	(282,306)
Proceeds from sales of properties	33,412	21,684	46,704
Proceeds from sale of non-real estate investment	91	2,526	—
Mortgage loan receivable funded	(25,251)	—	—
Proceeds from sale of unconsolidated real estate joint venture	—	—	1,524
Acquisition of partner interests in consolidated joint ventures	(115)	(1,262)	(5,250)
Leasing costs paid	(7,670)	(12,182)	(10,480)
(Increase) decrease in restricted cash associated with investing activities	(842)	16,018	5,260
Purchases of furniture, fixtures and equipment	(3,581)	(1,663)	(8,109)
Other	(6,227)	(408)	(1,384)
Net cash used in investing activities	(290,822)	(328,404)	(254,041)
Cash flows from financing activities
Proceeds from mortgage and other loans payable	1,080,999	867,842	673,176
Proceeds from 3.5% Exchangeable Senior Notes	—	—	200,000
Repayments of debt
Balloon payments	(988,945)	(559,467)	(743,274)
Scheduled principal amortization	(13,668)	(19,928)	(19,316)
Repurchase of 3.5% Exchangeable Senior Notes	(25,238)	—	—
Deferred financing costs paid	(6,461)	(4,171)	(6,605)
Net proceeds from issuance of common shares	141,758	7,446	89,202
Net proceeds from issuance of preferred shares	—	—	81,857
Redemption of preferred shares	—	—	(64,375)
Dividends paid	(83,753)	(74,277)	(62,845)
Distributions paid	(12,002)	(11,188)	(10,422)
Excess income tax benefits from share-based compensation	1,053	—	562
Restricted share redemptions	(1,320)	(351)	—
Other	(356)	822	(138)
Net cash provided by financing activities	92,067	206,728	137,822
Net (decrease) increase in cash and cash equivalents	(17,863)	16,715	(2,861)
Cash and cash equivalents
Beginning of period	24,638	7,923	10,784
End of period	$6,775	$24,638	$7,923

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share data)

1.             Organization and Business

Corporate Office Properties Trust (“COPT”) and subsidiaries (collectively, the “Company”) is a fully-integrated and self-managed real estate investment trust (“REIT”) that focuses primarily on strategic customer relationships and specialized tenant requirements in the United States Government, defense information technology and data sectors. We acquire, develop, manage and lease properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in demographically strong markets possessing growth opportunities. As of December 31, 2008, our investments in real estate included the following:

•                  238 wholly owned operating properties totaling 18.5 million square feet;

•                  14 wholly owned properties under construction or development that we estimate will total approximately 1.6 million square feet upon completion;

•                  wholly owned land parcels totaling 1,611 acres that we believe are potentially developable into approximately 14.0 million square feet; and

•                  partial ownership interests in a number of other real estate projects in operations, under construction or redevelopment or held for future development.

We conduct almost all of our operations through our operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), for which we are the managing general partner. The Operating Partnership owns real estate both directly and through subsidiary partnerships and limited liability companies (“LLCs”). A summary of our Operating Partnership’s forms of ownership and the percentage of those ownership forms owned by COPT as of December 31, 2008 and 2007 follows:

	December 31,
	2008	2007
Common Units	86%	85%
Series G Preferred Units	100%	100%
Series H Preferred Units	100%	100%
Series I Preferred Units	0%	0%
Series J Preferred Units	100%	100%
Series K Preferred Units	100%	100%

Three of our trustees controlled, either directly or through ownership by other entities or family members, an additional 12% of the Operating Partnership’s common units.

In addition to owning real estate, the Operating Partnership also owns 100% of a number of entities that provide real estate services such as property management, construction and development and heating and air conditioning services primarily for our properties but also for third parties.

2.             Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of COPT, the Operating Partnership, their subsidiaries and other entities in which we have a majority voting interest and control. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights (“variable interest entities” or “VIEs”) if we are deemed to be the primary beneficiary of such entities. We eliminate all significant intercompany balances and transactions in consolidation.

We use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity’s operations but cannot control the entity’s operations. We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over its operations.

Reclassification

We reclassified certain amounts from the prior periods to conform to the current period presentation of our Consolidated Financial Statements. As discussed further below, we retrospectively adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) and EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (EITF 03-6-1”).  This resulted in the recording of certain adjustments to amounts previously reported, including changes that affected our previously reported net income attributable to our common shareholders and earnings per common share.

We adopted SFAS 160 effective January 1, 2009.  SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for deconsolidation of subsidiaries.  It requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  SFAS 160 also requires that consolidated net income be adjusted to include net income attributable to noncontrolling interests.  In addition, SFAS 160 requires that purchases or sales of equity interests that do not result in a change in control be accounted for as equity transactions.  The presentation and disclosure requirements under SFAS 160 are being applied retrospectively for all periods presented.  SFAS 160 primarily affected how we present noncontrolling interests on our consolidated balance sheets, statements of operations and cash flows but did not otherwise have a material effect on our financial position, results of operations or cash flows.

                        We adopted FSP APB 14-1 effective January 1, 2009.  FSP APB 14-1 requires that the initial proceeds from convertible debt instruments that may be settled in cash, including partial cash settlements, be allocated between a liability component and an equity component associated with the embedded conversion option.  This pronouncement’s objective is to require the liability and equity components of convertible debt to be separately accounted for in order to enable interest expense to be recorded at a rate that would reflect the issuer’s conventional debt borrowing rate (previously, interest expense on such debt was recorded based on the contractual rate of interest under the debt).  Under this pronouncement, the liability component is recorded at its fair value, as calculated based on the present value of its cash flows discounted using the issuer’s conventional debt borrowing rate.  The equity component is recorded based on the difference between the debt proceeds and the fair value of the liability.  The difference between the liability’s principal amount and fair value is reported as a debt discount and amortized as interest expense over the debt’s expected life using the effective interest method.  The provisions of FSP APB 14-1 are being applied retrospectively to all periods presented.  FSP APB 14-1 affected the accounting for our 3.5% Exchangeable Senior Notes (the “Exchangeable Notes”), resulting in our retroactive reclassification from debt to equity of $21,309, representing the debt discount, effective upon the origination of the Exchangeable Notes in September 2006.  This debt discount was subsequently amortized.  In addition, we reclassified $465 of the original finance fees incurred in relation to the Exchangeable Notes to equity effective September 2006.  We expect to amortize the remaining unamortized discount as of March 31, 2009 of $9,872 into interest expense through September 2011.  The tables below set forth the changes to our net income and balance sheet for the periods included herein resulting from our adoption of FSP APB 14-1 and SFAS 160:

	For the Years Ended December 31,
	2008	2007	2006
Net income as previously reported	$58,668	$34,784	$49,227
Net income attributable to noncontrolling interests related to adoption of SFAS 160	8,147	4,220	7,800
Adjustment to interest expense related to adoption of FSP APB 14-1	(3,224)	(3,062)	(1,039)
Adjustment to gain on early extinguishment of debt related to adoption of FSP APB 14-1	(2,275)	—	—
Net income, as adjusted	$61,316	$35,942	$55,988

Balance Sheet line item	December 31, 2008, as Previously Reported	Adjustments Related to FSP APB 14-1	Adjustments Related to SFAS 160	December 31, 2008, as Adjusted
Properties, net	$2,776,889	$1,577	$—	$2,778,466
Deferred charges, net	52,006	(205)	—	51,801
3.5% Exchangeable Senior Notes	162,500	(9,872)	—	152,628
Minority interest	137,865	(1,454)	(136,411)	—
Equity	933,314	12,698	136,411	1,082,423

Balance Sheet line item	December 31, 2007, as Previously Reported	Adjustments Related to FSP APB 14-1	Adjustments Related to SFAS 160	December 31, 2007, as Adjusted
Properties, net	$2,603,939	$897	$—	$2,604,836
Deferred charges, net	49,051	(386)	—	48,665
3.5% Exchangeable Senior Notes	200,000	(16,232)	—	183,768
Minority interest	130,095	(658)	(129,437)	—
Equity	822,642	17,401	129,437	969,480

Use of Estimates in the Preparation of Financial Statements

We make estimates and assumptions when preparing financial statements under generally accepted accounting principles (“GAAP”). These estimates and assumptions affect various matters, including:

•                  the reported amounts of assets and liabilities in our Consolidated Balance Sheets at the dates of the financial statements;

•                  the disclosure of contingent assets and liabilities at the dates of the financial statements; and

•                  the reported amounts of revenues and expenses in our Consolidated Statements of Operations during the reporting periods.

Significant estimates are inherent in the presentation of our financial statements in a number of areas, including the evaluation of the collectability of accounts and notes receivable, the allocation of real estate acquisition costs, the determination of estimated useful lives of assets, the evaluation of impairment of long-lived assets and the level of expense recognized in connection with share-based compensation. Actual results could differ from these and other estimates.

Acquisitions of Real Estate

We allocate the purchase price of acquired properties to tangible and identified intangible assets based on their relative fair values at the date of acquisition. In making estimates of fair values for purposes of allocating a purchase price, we use a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We allocate the costs of real estate acquisitions to the following components:

•                  properties based on a valuation of the acquired property performed with the assumption that the property is vacant upon acquisition (the “if vacant value”). The if-vacant fair value is allocated between land, buildings, tenant improvements and equipment based on our estimates of the relative fair values;

•                  above-market and below-market lease intangible assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be received pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding space, measured over a period equal to the remaining non-cancelable term of the lease (including those under bargain renewal options). The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases (including periods under bargain renewal options);

•                  in-place lease value based on our estimates of carrying costs during the expected lease-up periods and costs to execute similar leases. Our estimate of carrying costs includes real estate taxes, insurance and other operating expenses and lost rentals during the expected lease-up periods considering current market conditions. Our estimate of costs to execute similar leases includes leasing commissions, legal and other related costs;

•                  tenant relationship value based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we consider in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors; and

•                  market concentration premium based on our estimate of the additional amount that we pay for a property over the fair value of assets in connection with our strategy of increasing our presence in regional submarkets.

Properties

We report properties to be developed or held and used in operations at our depreciated cost, reduced for impairment losses, where appropriate. The amounts reported for our properties include our costs of:

•                  acquisitions;

•                  development and construction;

•                  building and land improvements; and

•                  tenant improvements paid by us.

We capitalize interest expense, real estate taxes, direct internal labor (including allocable overhead costs) and other costs associated with real estate undergoing construction and development activities to the cost of such activities. The preconstruction stage of development of an operating property (or an expansion of an existing property) includes efforts and related costs to secure land control and zoning, evaluate feasibility and complete other initial tasks which are essential to development. We continue to capitalize these costs while construction and development activities are underway until a property becomes “operational,” which occurs upon the earlier of when leases commence on space or one year after the cessation of major construction activities. When leases commence on portions of a newly-constructed property’s space in the period prior to one year from the cessation of major construction activities, we consider that property to be “partially operational.” When a property is partially operational, we allocate the costs associated with the property between the portion that is operational and the portion under construction. We start depreciating newly-constructed properties as they become operational.

We depreciate our assets evenly over their estimated useful lives as follows:

•	Buildings and building improvements	10-40 years
•	Land improvements	10-20 years
•	Tenant improvements on operating properties	Related lease terms
•	Equipment and personal property	3-10 years

If events or circumstances indicate that a property to be held and used may be impaired, we perform a recoverability analysis based on the estimated undiscounted cash flows to be generated by the property. If the analysis indicates that the carrying value of the property is not recoverable from future cash flows, the property is written down to fair value and an impairment loss is recognized. Fair values are determined based on appraisals and/or estimated future cash flows using appropriate discount and capitalization rates.

When we determine that a real estate asset will be held for sale, we discontinue the recording of depreciation expense of the asset and estimate the sales price, net of selling costs; if we then determine that the estimated sales price, net of selling costs, is less than the net book value of the asset, we recognize an impairment loss equal to the difference and reduce the carrying amounts of assets.

When we sell an operating property, or determine that an operating property is held for sale, and determine that we have no significant continuing involvement in such property, we classify the results of operations for such property as discontinued operations. Interest expense that is specifically identifiable to properties included in discontinued operations is used in the computation of interest expense attributable to discontinued operations. When properties classified as discontinued operations are included in computations that determine the amount of our borrowing capacity under certain debt instruments (including our Revolving Credit Facility), we allocate a portion of such debt instruments’ interest expense to discontinued operations; we compute this allocation based on the percentage that the related properties represent of all properties included in determining the amount of our borrowing capacity under such debt instruments.

We expense property maintenance and repair costs when incurred.

Sales of Interests in Real Estate

We recognize gains from sales of interests in real estate using the full accrual method, provided that various criteria relating to the terms of sale and any subsequent involvement by us with the real estate sold are met. We recognize gains relating to transactions that do not meet the requirements of the full accrual method of accounting when the full accrual method of accounting criteria are met.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments that mature three months or less from when they are purchased. Cash equivalents are reported at cost, which approximates fair value. We maintain our cash in bank accounts in amounts that may exceed Federally insured limits at times. We have not experienced any losses in these accounts in the past and believe that we are not exposed to significant credit risk because our accounts are deposited with major financial institutions.

Accounts Receivable

Our accounts receivable are reported net of an allowance for bad debts of $1,455 at December 31, 2008 and $448 at December 31, 2007. We use judgment in estimating the uncollectability of our accounts receivable based primarily upon the payment history and credit status of the entities associated with the individual accounts.

Revenue Recognition

We recognize minimum rental revenue on a straight-line basis over the non-cancelable term of tenant leases. The non-cancelable term of a lease includes periods when a tenant: (1) may not terminate its lease obligation early; or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would not be probable. We report the amount by which our minimum rental revenue recognized on a straight-line basis under leases exceeds the contractual rent billings associated with such leases as deferred rent receivable on our Consolidated Balance Sheets.

We recognize tenant recovery revenue in the same periods in which we incur the related expenses. Tenant recovery revenue includes payments from tenants as reimbursement for property taxes, utilities and other property operating expenses.

We recognize fees received for lease terminations as revenue and write off against such revenue any (1) deferred rents receivable and (2) deferred revenue and intangible assets that are amortizable into rental revenue associated with the leases; the resulting net amount is the net revenue from the early termination of the leases. When a tenant’s lease for space in a property is terminated early but the tenant continues to lease such space under a new or modified lease in the property, the net revenue from the early termination of the lease is generally recognized evenly over the remaining life of the new or modified lease in place on that property.

We recognize fees for services provided by us once services are rendered, fees are determinable and collectability is assured. We recognize revenue under construction contracts using the percentage of completion method when the revenue and costs for such contracts can be estimated with reasonable accuracy; when these criteria do not apply to a contract, we recognize revenue on that contract using the completed contract method. Under the percentage of completion method, we recognize a percentage of the total estimated revenue on a contract based on the cost of services provided on the contract as of a point in time relative to the total estimated costs on the contract.

Intangible Assets and Deferred Revenue on Real Estate Acquisitions

We capitalize intangible assets and deferred revenue on real estate acquisitions as described in the section above entitled “Acquisitions of Real Estate.” We amortize the intangible assets and deferred revenue as follows:

•	Above- and below-market leases	Related lease terms
•	In-place lease assets	Related lease terms
•	Tenant relationship value	Estimated period of time that tenant will lease space in property
•	Market concentration premium	40 years

We recognize the amortization of acquired above-market and below-market leases as adjustments to rental revenue; we refer to this amortization as amortization of deferred market rental revenue. We recognize the amortization of other intangible assets on real estate acquisitions as amortization expense.

Deferred Charges

We defer costs that we incur to obtain new tenant leases or extend existing tenant leases. We amortize these costs evenly over the lease terms. When tenant leases are terminated early, we expense any unamortized deferred leasing costs associated with those leases.

We also defer costs for long-term financing arrangements and recognize these costs as interest expense over the related loan terms on a straight-line basis, which approximates the amortization that would occur under the effective interest method of amortization. We expense any unamortized loan costs when loans are retired early.

When the costs of acquisitions exceed the fair value of tangible and identifiable intangible assets and liabilities, we record goodwill in connection with such acquisitions. We test goodwill annually for impairment and in interim periods if certain events occur indicating that the carrying value of goodwill may be impaired. We recognize an impairment loss when the discounted expected future cash flows associated with the related reporting unit are less than its unamortized cost.

Derivatives

We are exposed to the effect of interest rate changes in the normal course of business. We use interest rate swap, interest rate cap and forward starting swap agreements in order to attempt to reduce the impact of such interest rate changes. Interest rate differentials that arise under interest rate swap and interest rate cap contracts are recognized in interest expense over the life of the respective contracts. Interest rate differentials that arise under forward starting swaps are recognized in interest expense over the life of the respective loans for which such swaps are obtained. We do not use such derivatives for trading or speculative purposes. We manage counter-party risk by only entering into contracts with major financial institutions based upon their credit ratings and other risk factors.

We recognize all derivatives as assets or liabilities in the balance sheet at fair value with the offset to:

•                  the accumulated other comprehensive loss component of shareholders’ equity (“AOCL”), net of the share attributable to minority interests, for any derivatives designated as cash flow hedges to the extent such derivatives are deemed effective in hedging risks (risk in the case of our existing derivatives being defined as changes in interest rates);

•                  interest expense on our Statements of Operations for any derivatives designated as cash flow hedges to the extent such derivatives are deemed ineffective in hedging risks; or

•                  other revenue on our Statements of Operations for any derivatives designated as fair value hedges.

We use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost in computing the fair value of derivatives at each balance sheet date.

Noncontrolling Interests

As discussed previously, we consolidate the accounts of our Operating Partnership and its subsidiaries into our financial statements. However, we do not own 100% of the Operating Partnership. We also do not own 100% of certain consolidated real estate joint ventures. The amounts reported for noncontrolling interests on our Consolidated Balance Sheets represent the portion of these consolidated entities’ equity that we do not own. The amounts reported for noncontrolling interests on our Consolidated Statements of Operations represent the portion of these consolidated entities’ net income not allocated to us.

Common units of the Operating Partnership (“common units”) are substantially similar economically to our common shares of beneficial interest (“common shares”). Common units not owned by us are also exchangeable into our common shares, subject to certain conditions.

The Operating Partnership has 352,000 Series I Preferred Units issued to an unrelated party that have a liquidation preference of $25.00 per unit, plus any accrued and unpaid distributions of return thereon (as described below), and may be redeemed for cash by the Operating Partnership at our option any time after September 22, 2019. The owner of these units is entitled to a priority annual cumulative return equal to 7.5% of their liquidation preference through September 22, 2019; the annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits. These units are convertible into common units on the basis of 0.5 common units for each Series I Preferred Unit; the resulting common units would then be exchangeable for common shares in accordance with the terms of the Operating Partnership’s agreement of limited partnership.

Earnings Per Share (“EPS”)

We present both basic and diluted EPS. We compute basic EPS by dividing net income available to common shareholders allocable to unrestricted common shares under the two-class method by the weighted average number of unrestricted common shares outstanding during the year. Our computation of diluted EPS is similar except that:

•                  the denominator is increased to include: (1) the weighted average number of potential additional common shares that would have been outstanding if securities that are convertible into our common shares were converted; and (2) the effect of dilutive potential common shares outstanding during the period attributable to share-based compensation using the treasury stock method; and

•                  the numerator is adjusted to add back any convertible preferred dividends and any other changes in income or loss that would result from the assumed conversion into common shares that we added to the denominator.

Summaries of the numerator and denominator for purposes of basic and diluted EPS calculations are set forth below (in thousands, except per share data):

	For the Years Ended December 31,
	2008	2007	2006
Numerator:
Income from continuing operations	$57,641	$31,283	$32,778
Add: Gain on sales of real estate, net	1,104	2,037	889
Less: Preferred share dividends	(16,102)	(16,068)	(15,404)
Less: Issuance costs associated with redeemed preferred shares	—	—	(3,896)
Less: Income from continuing operations attributable to noncontrolling interests	(6,959)	(3,329)	(3,720)
Less: Income from continuing operations attributable to restricted shares	(728)	(517)	(449)
Numerator for basic and diluted EPS from continuing operations attributable to COPT common shareholders	34,956	13,406	10,198
Add: Income from discontinued operations	2,571	2,622	22,321
Less: Income from discontinued operations attributable to noncontrolling interests	(392)	(412)	(3,901)
Numerator for basic and diluted EPS on net income attributable to COPT common shareholders	$37,135	$15,616	$28,618
Denominator (all weighted averages):
Denominator for basic EPS (common shares)	48,132	46,527	41,463
Dilutive effect of stock option awards	688	991	1,568
Denominator for diluted EPS	48,820	47,518	43,031

Basic EPS:
Income from continuing operations attributable to COPT common shareholders	$0.73	$0.29	$0.25
Income from discontinued operations attributable to COPT common shareholders	0.04	0.05	0.44
Net income attributable to COPT common shareholders	$0.77	$0.34	$0.69
Diluted EPS:
Income from continuing operations attributable to COPT common shareholders	$0.72	$0.28	$0.24
Income from discontinued operations attributable to COPT common shareholders	0.04	0.05	0.43
Net income attributable to COPT common shareholders	$0.76	$0.33	$0.67

Our diluted EPS computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPS for the respective periods:

	Weighted Average Shares Excluded from Denominator for the Years Ended December 31,
	2008	2007	2006
Conversion of common units	8,107	8,296	8,511
Conversion of convertible preferred units	176	176	176
Conversion of convertible preferred shares	434	425	N/A
Anti-dilutive share-based compensation awards	1,187	807	618

As discussed in Note 9, the Operating Partnership has outstanding 3.50% Exchangeable Senior Notes that are due in 2026. The notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the notes) and, with respect to any excess exchange value, may be exchangeable into (at our option) cash, our common shares or a combination of cash and our common shares at an exchange rate of 18.6947 shares per one thousand dollar principal amount of the notes (exchange rate is as of December 31, 2008 and is equivalent to an exchange price of $53.49 per common share). The Exchangeable Senior Notes did not affect our diluted EPS reported above since the weighted average closing price of our common shares during each of the periods was less than the exchange price per common share applicable for such periods.

We adopted FSP EITF 03-6-1 effective January 1, 2009.  FSP EITF 03-6-1 requires that all unvested share-based payment awards that contain nonforfeitable rights to dividends be considered participating securities and therefore shall be included in the computation of EPS pursuant to the two-class method.  The two-class method is an earnings allocation formula that determines EPS for each class of common shares and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.  FSP EITF 03-6-1 was effective for us beginning January 1, 2009 and interim periods within that year, and the EPS of prior periods was adjusted retrospectively.  Our adoption of FSP EITF 03-6-1 had a decreasing effect on our EPS in the current and in prior periods at a level that was not material.

Share-Based Compensation

We have historically issued two forms of share-based compensation: options to purchase common shares (“options”) and restricted common shares (“restricted shares”). We account for our share-based compensation in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The statement requires us to measure the cost of employee services received in exchange for an award of equity instruments based generally on the fair value of the award on the grant date; such cost is then recognized over the period during which the employee is required to provide service in exchange for the award (generally the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS 123(R) also requires that share-based compensation be computed based on awards that are ultimately expected to vest; as a result, future forfeitures of awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We capitalize costs associated with share-based compensation attributable to employees engaged in construction and development activities.

When we adopted SFAS 123(R), we elected to adopt the alternative transition method for calculating the tax effects of share-based compensation. The alternative transition method enabled us to use a simplified method to establishing the beginning balance of the additional paid-in capital pool related to the tax effects of employee share-based compensation, which was available to absorb tax deficiencies recognized subsequent to the adoption of SFAS 123(R).

We compute the fair value of share options under SFAS 123(R) using the Black-Scholes option-pricing model. Under that model, the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected option life is based on our historical experience of employee exercise behavior. Expected volatility is based on historical volatility of our common shares. Expected dividend yield is based on the average historical dividend yield on our common shares over a period of time ending on the grant date of the options.

Fair Value of Financial Instruments

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”).   SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  The Statement does not require or permit any new fair value measurements but does apply under other accounting pronouncements that require or permit fair value measurements.  The changes to current practice resulting from the Statement relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements.  With respect to SFAS 157, the FASB also issued FASB Staff Position SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP FAS 157-1”) and FASB Staff Position SFAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-1 amends SFAS 157 to exclude from the scope of SFAS 157 certain leasing transactions accounted for under Statement of Financial Accounting Standards No. 13, “Accounting for Leases.”  FSP FAS 157-2 amends SFAS 157 to defer the effective date of SFAS 157 for all non-financial assets and non-financial liabilities except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008. Effective January 1, 2008, we adopted, on a prospective basis, the portions of SFAS 157 not deferred by FSP FAS 157-2; this adoption did not have a material effect on our financial position, results of operations or cash flows. We do not expect that the adoption of SFAS 157 for our non-financial assets and non-financial liabilities on January 1, 2009 will have a material effect on our financial position, results of operations of cash flows.

We also adopted FASB Staff Position SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS-157-3”), effective upon its issuance by the FASB on October 10, 2008. The adoption of FSP FAS-157-3 did not have a material effect on our financial position, results of operations or cash flows.

Under SFAS 157, fair value is defined as the exit price, or the amount that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. SFAS 157 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy of these inputs is broken down into three levels: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs include (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active and (3) inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The assets held in connection with our non-qualified elective deferred compensation plan and the corresponding liability to the participants are measured at fair value on a recurring basis on our consolidated balance sheet using quoted market prices. The assets are treated as trading securities for accounting purposes and included in restricted cash on our consolidated balance sheet. The offsetting liability is adjusted to fair value at the end of each accounting period based on the fair value of the plan assets and reported in other liabilities in our consolidated balance sheet. The assets and corresponding liability of our non-qualified elective deferred compensation plan are classified in Level 1 of the fair value hierarchy.

The valuation of our derivatives is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate market data and implied volatilities in such interest rates. While we determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy under SFAS 157, the credit valuation adjustments associated with our derivatives also utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. However, as of December 31, 2008, we assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivatives and determined that these adjustments are not significant to the overall valuation of our derivatives. As a result, we determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The table below sets forth our financial assets and liabilities that are accounted for at fair value on a recurring basis as of December 31, 2008:

	Quoted Prices in
	Active Markets for	Significant Other	Significant
	Identical Assets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Deferred compensation plan assets (1)	$4,549	$—	$—	$4,549
Liabilities:
Deferred compensation plan liability (2)	$4,549	$—	$—	$4,549
Interest rate swap contracts (2)	—	5,102	—	5,102
Liabilities	$4,549	$5,102	$—	$9,651

(1) Included in the line entitled “restricted cash” on our Consolidated Balance Sheet.

(2) Included in the line entitled “other liabilities” on our Consolidated Balance Sheet.

The carrying values of cash and cash equivalents, restricted cash, accounts receivables, other assets (excluding mortgage loans receivable) and accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. We estimated the fair values of our mortgage loans receivable by using discounted cash flow analyses based on an appropriate market rate for a similar type of instrument. We estimated fair values of our debt based on quoted market prices for publicly-traded debt and on the discounted estimated future cash payments to be made for other debt; the discount rates used approximate current market rates for loans, or groups of loans, with similar maturities and credit quality, and the estimated future payments include scheduled principal and interest payments. Fair value estimates are made at a specific point in time, are subjective in nature and involve uncertainties and matters of significant judgment. Settlement of such fair value amounts may not be possible and may not be a prudent management decision.

For additional fair value information, please refer to Note 8 for mortgage loans receivable, Note 9 for debt and Note 10 for derivatives.

Other Recent Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. We adopted SFAS 159 on a prospective basis effective January 1, 2008. Our adoption of SFAS 159 did not have a material effect on our financial position, results of operations or cash flows since we did not elect to apply the fair value option for any of our eligible financial instruments or other items on the January 1, 2008 effective date.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transactions; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS 141(R) is effective for us beginning on January 1, 2009. SFAS 141(R) will require us to expense transaction costs associated with property acquisitions occurring subsequent to the pronouncement’s effective date, which is a significant change since our current practice is to capitalize such costs into the cost of the acquisitions. Other than the effect this change will have in connection with future acquisitions, we do not believe that our adoption of SFAS 141(R) will have a material effect on our financial position, results of operations or cash flows.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). This new standard expands the disclosure requirements for derivative instruments and for hedging activities in order to provide users of financial statements with an enhanced understanding of: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is to be applied prospectively for the first annual reporting period beginning on or after November 15, 2008. We believe that SFAS 160 will lead to additional disclosure regarding derivatives in our notes to future financial statements but will not otherwise affect our financial position, results of operations or cash flows.

3.                                      Concentration of Rental Revenue

We derived large concentrations of our revenue from real estate operation from certain tenants during the periods set forth in our Consolidated Statements of Operations. The following table summarizes the percentage of our rental revenue (which excludes tenant recoveries and other real estate operations revenue) earned from (1) individual tenants that accounted for at least 5% of our rental revenue from continuing and discontinued operations and (2) the aggregate of the five tenants from which we recognized the most rental revenue in the respective years:

	For the Years Ended December 31,
	2008	2007	2006
United States Government	15%	13%	13%
Northrop Grumman Corporation (1)	8%	9%	N/A
Booz Allen Hamilton, Inc.	6%	7%	7%
Five largest tenants	35%	32%	32%

(1)  Includes affiliated organizations and agencies and predecessor companies.

We also derived in excess of 80% of our construction contract revenue from the United States Government in each of the years set forth on the Consolidated Statements of Operations.

In addition, we derived large concentrations of our total revenue from real estate operations (defined as the sum of rental revenue and tenant recoveries and other real estate operations revenue) from certain geographic regions. These concentrations are set forth in the segment information provided in Note 15. Several of these regions, including the Baltimore/Washington Corridor, Northern Virginia, Suburban Baltimore, Maryland (“Suburban Baltimore”), Suburban Maryland and St. Mary’s & King George Counties, are within close proximity to each other, and all but two of our regions (Colorado Springs, Colorado (“Colorado Springs”) and San Antonio, Texas (“San Antonio”)) are located in the Mid-Atlantic region of the United States.

4.                                      Commercial Real Estate Properties

Operating properties consisted of the following:

	December 31,
	2008	2007
Land	$423,985	$413,779
Buildings and improvements	2,202,995	2,064,960
	2,626,980	2,478,739
Less: accumulated depreciation	(343,110)	(285,800)
	$2,283,870	$2,192,939

As of December 31, 2007, an office property located in Dayton, New Jersey was classified as held for sale. We completed the sale of this property on January 31, 2008.

Projects we had under construction or development consisted of the following:

	December 31,
	2008	2007
Land	$220,863	$214,696
Construction in progress	273,733	182,213
	$494,596	$396,909

2008 Acquisitions

We acquired the following office properties in 2008:

				Total
		Date of	Number of	Rentable	Acquisition
Project Name	Location	Acquisition	Buildings	Square Feet	Cost
3535 Northrop Grumman Point	Colorado Springs, CO	6/10/2008	1	124,305	$23,240
1560 Cable Ranch Road (Buildings A and B)	San Antonio, TX	6/19/2008	2	122,975	17,317
			3	247,280	$40,557

The table below sets forth the allocation of the acquisition costs of these properties:

Land, operating properties	$3,396
Building and improvements	32,478
Intangible assets on real estate acquisitions	7,631
Total assets	43,505
Below-market leases	(2,948)
Total acquisition cost	$40,557

Intangible assets recorded in connection with the above acquisitions included the following:

		Weighted
		Average
		Amortization
		Period (in Years)
In-place lease value	$6,094	10
Tenant relationship value	1,537	12
	$7,631	11

We also completed the following acquisitions in 2008:

•                  a 107-acre land parcel in Frederick, Maryland that we believe can support approximately 1.0 million developable square feet for $8,703 (Frederick, Maryland is located in our Suburban Maryland region); and

•                  land parcels totaling 46 acres located in San Antonio that we believe can support approximately 750,000 developable square feet for $10,570.

2008 Construction and Development Activities

During 2008, we had seven newly-constructed buildings totaling 528,000 square feet (three located in Colorado Springs and two each in the Baltimore/Washington Corridor and San Antonio) become fully operational (89,000 of these square feet were placed into service in 2007) and placed into service 85,000 square feet in two partially operational properties (one each located in Suburban Maryland and Colorado Springs). We also placed into service 59,000 redeveloped square feet in a property located in Northern Virginia.

As of December 31, 2008, we had construction underway on four new buildings each in the Baltimore/Washington Corridor and Colorado Springs and two in Suburban Maryland (including the 85,000 square feet in operational properties described above). We also had development activities underway on three new buildings in the Baltimore/Washington Corridor and two each in Suburban Baltimore and San Antonio. In addition, we had redevelopment underway on one property located in the Baltimore/Washington Corridor.

2008 Dispositions

We sold the following operating properties in 2008:

			Number	Total
		Date of	of	Rentable		Gain on
Project Name	Location	Sale	Buildings	Square Feet	Sale Price	Sale
429 Ridge Road	Dayton, New Jersey	1/31/2008	1	142,385	$17,000	$1,365
7253 Ambassador Road	Woodlawn, Maryland	6/2/2008	1	38,930	5,100	1,278
47 Commerce Road	Cranbury, New Jersey	4/1/2008	1	41,398	3,150	—
			3	222,713	$25,250	$2,643

The gain from these sales is included on the line of our Consolidated Statements of Operations entitled “income from discontinued operations, net of minority interests.”

During 2008, we also completed the sale of six recently constructed office condominiums located in Herndon, Virginia (located in the Northern Virginia region) for sale prices totaling $8,388 in the aggregate. We recognized an aggregate gain before minority interests and taxes of $1,368 on these sales, which is included on the line of our Consolidated Statements of Operations entitled “gain on sales of real estate, net.”

2007 Acquisitions

On January 9 and 10, 2007, we completed a series of transactions that resulted in the acquisition of 56 operating properties totaling approximately 2.4 million square feet and land parcels totaling 187 acres. We refer to these transactions collectively as the Nottingham Acquisition. All of the acquired properties are located in Maryland, with 36 of the operating properties, totaling 1.6 million square feet, and land parcels totaling 175 acres, located in White Marsh, Maryland (located in the Suburban Baltimore region and the remaining properties and land parcels located in other regions in Northern Baltimore County and the Baltimore/Washington Corridor). We believe that the land parcels can support at least 2.0 million developable square feet. We completed the Nottingham Acquisition for an aggregate cost of $366,852. The table below sets forth the allocation of the acquisition costs of the Nottingham Acquisition:

Land, operating properties	$70,754
Land, construction or development	37,309
Building and improvements	210,264
Intangible assets on real estate acquisitions	53,214
Total assets	371,541
Below-market leases	(4,689)
Total acquisition cost	$366,852

Intangible assets recorded in connection with the Nottingham Acquisition included the following:

		Weighted
		Average
		Amortization
		Period (in Years)
Tenant relationship value	$25,778	8
In-place lease value	23,631	4
Above-market leases	3,805	4
	$53,214	6

Other acquisitions completed in 2007 included the following:

•                  the remaining 50% undivided interest in a 132-acre parcel of land located in Colorado Springs that we believe can support approximately 1.9 million developable square feet of office space for $13,586; and

•                  a 56-acre parcel of land located in Aberdeen, Maryland that we believe can support up to 800,000 developable square feet for $10,455 (Aberdeen, Maryland is located in our Suburban Baltimore region). The property is located adjacent to Aberdeen Proving Ground, a United States Government installation.

In addition, we acquired a 23-acre parcel of land located in Hanover, Maryland, with a fair value upon our acquisition of $9,829 (including improvements thereon contributed by us), through Arundel Preserve #5, LLC, a consolidated joint venture in which we own a 50% interest (Hanover, Maryland is located in our Baltimore/Washington Corridor region). The joint venture is completing the construction of an office property on the land parcel totaling approximately 152,000 square feet, and we believe the land parcel can support up to 303,000 additional developable square feet. We discuss joint ventures further in Note 5.

2007 Construction and Development Activities

During 2007, we had five properties totaling 568,433 square feet (three located in the Baltimore/Washington Corridor and two in our Other region) become fully operational (68,196 of these square feet were placed into service in 2006) and placed into service 48,377 square feet in a partially operational property located in the Baltimore/Washington Corridor.

As of December 31, 2007, we had construction underway on four new buildings in the Baltimore/Washington Corridor (including the partially operational property discussed above and one property owned through Arundel Preserve #5, LLC), four in Colorado Springs and two in San Antonio. We also had development activities underway on four new buildings located in the Baltimore/Washington Corridor, two each in Colorado Springs and Suburban Baltimore and one each in Suburban Maryland and King George County, Virginia. In addition, we had redevelopment underway on one wholly owned existing building located in Colorado Springs and three properties owned by joint ventures (two are located in Northern Virginia and one in the Baltimore/Washington Corridor).

2007 Dispositions

We sold the following operating properties in 2007:

			Number	Total
		Date of	of	Rentable		Gain on
Project Name	Location	Sale	Buildings	Square Feet	Sale Price	Sale
2 and 8 Centre Drive (1)	Monroe, New Jersey	9/7/2007	2	32,331	$6,000	$1,931
7321 Parkway Drive (2)	Hanover, Maryland	9/7/2007	1	39,822	5,000	855
10552 Philadelphia Road (3)	White Marsh, Maryland	12/27/2007	1	56,000	6,800	1,127	(1)
			4	128,153	$17,800	$3,913

(1)          Excluding income tax of $44 on this gain.

We also sold three parcels of land in our Suburban Baltimore region totaling 16 acres developable into approximately 230,000 square feet for an aggregate of $8,687, resulting in a gain of $3,002 (excluding income tax of $1,069).

5.                                      Real Estate Joint Ventures

During the periods included herein, we had an investment in one unconsolidated real estate joint venture accounted for using the equity method of accounting. Information pertaining to this joint venture investment is set forth below:

	Investment Balance at								Total	Maximum
	December 31,				Date		Nature of		Assets at	Exposure
	2008		2007		Acquired	Ownership	Activity		12/31/2008	to Loss (1)
Harrisburg Corporate
Gateway Partners, L.P.	$(4,770	)(2)	$(4,246	)(2)	9/29/2005	20%	Operates 16 buildings	(3)	$69,838	$—

(1)

Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, which we would be required to make if certain contingent events occur (see Note 18).

(2)

The carrying amount of our investment in this joint venture was lower than our share of the equity in the joint venture by $5,196 at December 31, 2008 and 2007 due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation. A difference will continue to exist to the extent the nature of our continuing involvement in the joint venture remains the same.

(3)	This joint venture’s property is located in Greater Harrisburg, Pennsylvania.

A two-member management committee is responsible for making major decisions (as defined in the joint venture agreement) for Harrisburg Corporate Gateway Partners, L.P., and we control one of its management committee positions. Net cash flows of the joint venture are distributed to the partners in proportion to their respective ownership interests. We earned fees from the joint venture totaling $268 in 2008, $458 in 2007 and $619 in 2006 for property management, construction and leasing services. We believe that this entity is a VIE under FIN 46(R), but we do not believe that we are the primary beneficiary of the VIE due primarily to our partner’s: (1) greater exposure to economic risks as a result of the magnitude of its investment in comparison to ours; and (2) rights to control the activities of the entity.

The following table sets forth condensed balance sheets for Harrisburg Corporate Gateway Partners, L.P.:

	December 31,
	2008	2007
Commercial real estate property	$62,308	$63,773
Other assets	7,530	9,051
Total assets	$69,838	$72,824

Liabilities	$67,725	$67,991
Owners’ equity	2,113	4,833
Total liabilities and owners’ equity	$69,838	$72,824

The following table sets forth combined condensed statements of operations for the two unconsolidated real estate joint ventures we owned from January 1, 2006 through December 31, 2008, which included Harrisburg Corporate Gateway Partners, L.P. and Route 46 Partners, a joint venture that was dissolved on July 26, 2006:

	For the Years Ended December 31,
	2008	2007	2006
Revenues	$9,593	$9,795	$11,521
Property operating expenses	(3,371)	(3,467)	(4,067)
Interest expense	(3,943)	(4,099)	(4,224)
Depreciation and amortization expense	(3,291)	(3,397)	(4,464)
Gain on sale	—	—	4,032
Net (loss) income	$(1,012)	$(1,168)	$2,798

We acquired the following interests in consolidated real estate joint ventures in 2007 and 2008:

•                  a 45% economic interest in M Square Associates, LLC (“M Square”) on January 29, 2008. We acquired this interest through our 90% ownership interest in Enterprise Campus Developer, LLC (“Enterprise Campus”), which in turn owns a 50% interest in M Square. M Square was created to ground lease, develop and manage office properties, approved for up to approximately 750,000 square feet, located in M Square Research Park in College Park, Maryland (in the Suburban Maryland region). Enterprise Campus’s partner in M Square received a capital credit for the value of the land that it leased to the joint venture. Enterprise Campus is responsible for funding and obtaining financing for all development and construction activities; its members expect to fund a portion of the costs through capital contributions in proportion to their respective ownership interests, and the remaining costs for which third party financing cannot be obtained will be funded through loans from us. Net cash flows of M Square will be distributed to the partners as follows: (1) member loans and accrued interest; (2) Enterprise Campus’s preferred return and capital contributions used to fund infrastructure costs; (3) the partners’ preferred returns and capital contributions used to fund all other costs, including the base land value credit, in proportion to the accrued returns and capital accounts; and (4) residual amounts distributed 50% to each member. Net cash flows of Enterprise Campus will then be distributed to its members as follows:  (1) a $250 priority preferred return to us representing a return on a deposit we paid in lieu of a development bond on behalf of the joint venture; (2) the partners’ preferred returns and capital investments in proportion to the partners’ respective ownership interests; and (3) residual amounts according to a waterfall distribution schedule defined in the joint venture agreement under which our partner, who is acting as manager of day-to-day construction activities of the project, receives returns incrementally higher than its ownership percentage as net cash flows to the joint venture increase;

•                  a 50% interest in Arundel Preserve #5, LLC, on July 2, 2007. The joint venture owns a land parcel located in Hanover, Maryland on which it is constructing an office property totaling approximately 152,000 square feet. We believe the land parcel can support up to 303,000 additional developable square feet. Our partner received a capital credit for its contribution of the land to the joint venture, and we are responsible for funding all development and construction costs for which financing is not obtained. Net cash flows will be distributed to the partners as follows: (1) preferred returns in proportion to the partners’ respective capital accounts; (2) repayment of any building operating reserves funded by us; and (3) residual cash flows in proportion to the partners’ respective ownership interests; and

•                  a 92.5% interest in 13849 Park Center Road, LLC, a joint venture formed in 2007 to own property undergoing redevelopment that was previously owned by COPT Opportunity Invest I, LLC. This joint venture constructed office condominium units in Herndon, Virginia and, during 2008, sold six such units, as discussed in Note 4. Net cash flows of the joint venture were distributed to the partners in proportion to and to the extent of their capital accounts. On December 31, 2008, we acquired our partner’s 7.5% interest in this joint venture.

The table below sets forth information pertaining to our investments in consolidated joint ventures at December 31, 2008:

		Ownership		Total	Collateralized
	Date	% at	Nature of	Assets at	Assets at
	Acquired	12/31/2008	Activity	12/31/2008	12/31/2008
M Square Associates, LLC	6/26/2007	45.0%	Developing land parcels (1)	$31,569	$—
COPT Opportunity Invest I, LLC	12/20/2005	92.5%	Redeveloping one property (2)	27,992	—
Arundel Preserve #5, LLC	7/2/2007	50.0%	Developing land parcel (3)	27,820	—
COPT-FD Indian Head, LLC	10/23/2006	75.0%	Developing land parcel (4)	5,243	—
MOR Forbes 2 LLC	12/24/2002	50.0%	Operates one building (5)	4,530	—
				$97,154	$—

(1) This joint venture is developing land parcels located in College Park, Maryland. We own a 90% interest in Enterprise Campus Developers, LLC, which in turn owns a 50% interest in M Square.

(2) This joint venture owns a property in the Baltimore/Washington Corridor region. On December 31, 2008, we acquired our partner’s interest in an affiliate of this joint venture that owns a property in the Northern Virginia region.

(3) This joint venture is developing a land parcel located in Hanover, Maryland.

(4) This joint venture’s property is located in Charles County, Maryland (located in our “Other” business segment).

(5) This joint venture’s property is located in Lanham, Maryland (located in the Suburban Maryland region).

For COPT Opportunity Invest I, LLC and MOR Forbes 2 LLC, net cash flows will be distributed to the partners in proportion to and to the extent of (1) their preferred returns (as defined in the joint venture agreements) and (2) their capital accounts, and any residual amounts according to a waterfall distribution schedule defined in the joint venture agreements under which our partners, who are acting as managers of day-to-day construction activities of the projects, receive returns incrementally higher than their ownership percentages as net cash flows to the joint venture increase. For COPT-FD Indian Head, LLC, net cash flows will be distributed to the partners in proportion to their respective ownership interest.

We determined that all of our consolidated joint ventures were VIEs under FIN 46(R) and that we are the primary beneficiary of each VIE because of factors relating to our exposure to the potential economic risks of the ventures due primarily to: (1) the magnitude of our investment in comparison to our partners’; and/or (2) our responsibility to obtain financing and/or fund the activities of the ventures.

Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 18.

6.             Intangible Assets on Real Estate Acquisitions

Intangible assets on real estate acquisitions consisted of the following:

	December 31, 2008			December 31, 2007
	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
In-place lease value	$118,235	$53,213	$65,022	$142,471	$67,132	$75,339
Tenant relationship value	33,768	11,336	22,432	35,189	7,892	27,297
Above-market leases	8,817	5,542	3,275	14,428	9,555	4,873
Market concentration premium	1,333	214	1,119	1,333	181	1,152
	$162,153	$70,305	$91,848	$193,421	$84,760	$108,661

Amortization of the intangible asset categories set forth above totaled $24,030 in 2008, $32,157 in 2007 and $20,675 in 2006. The approximate weighted average amortization periods of the categories set forth above follow: in-place lease value: nine years; tenant relationship value: seven years; above-market leases: four years; and market concentration premium: 34 years. The approximate weighted average amortization period for all of the categories combined is eight years. Estimated amortization expense associated with the intangible asset categories set forth above is: $18,762 for 2009; $14,457 for 2010; $11,693 for 2011; $9,523 for 2012; and $7,068 for 2013.

7.             Deferred Charges

Deferred charges consisted of the following:

	December 31,
	2008	2007
Deferred leasing costs	$69,529	$63,052
Deferred financing costs	21,027	32,152
Goodwill	1,853	1,853
Deferred other	131	155
	92,540	97,212
Accumulated amortization	(40,739)	(48,547)
Deferred charges, net	$51,801	$48,665

8.             Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	December 31,
	2008	2007
Mortgage loans receivable (1)	$29,380	$3,582
Construction contract costs incurred in excess of billings	21,934	19,425
Prepaid expenses	18,357	13,907
Furniture, fixtures and equipment	12,819	11,410
Other assets	11,299	3,657
Prepaid expenses and other assets	$93,789	$51,981

(1)  On August 26, 2008, we loaned $24,813 to the owner of a 17-story Class A+ rental office property containing 471,000 square feet in Baltimore, Maryland. We have a secured interest in the ownership of the entity that owns the property and adjacent land parcels that is subordinate to that of a first mortgage on the property. The loan, which matures on August 26, 2011, carries a primary interest rate of 16.0%, although certain additional principal fundings available under the loan agreement carry an interest rate of 20.0%. While interest is payable to us under the loan on a monthly basis, to the extent that the borrower does not have sufficient net operating cash flow (as defined in the agreement) to pay all or a portion of the interest due under the loan in a given month, such unpaid portion of the interest shall be added to the loan principal amount used to compute interest in the following month. We are obligated to fund an aggregate of up to $26,550 under this loan, excluding any future compounding of unpaid interest. Our maximum exposure to loss under this loan is equal to any outstanding principal, including any unpaid compounded interest. The balance of this mortgage loan receivable was $25,797 at December 31, 2008.

The fair value of our mortgage loans receivable totaled $28,951 at December 31, 2008 and $3,582 at December 31, 2007.

9.             Debt

Our debt consisted of the following:

	Maximum				Scheduled
	Principal Amount	Carrying Value at			Maturity
	Under Debt at	December 31,		Stated Interest Rates	Dates at
	December 31, 2008	2008	2007	at December 31, 2008	December 31, 2008
Mortgage and other loans payable:
Revolving Credit Facility	$600,000	$392,500	$361,000	LIBOR + 0.75% to 1.25% (1)	September 30, 2011 (2)

Mortgage and Other Secured Loans
Fixed rate mortgage loans (3)	N/A	967,617	1,124,551	5.20% - 8.63% (4)	2009 - 2034 (5)
Revolving Construction Facility (6)	225,000	81,267	—	LIBOR + 1.60% to 2.00%	May 2, 2011 (2)
Other variable rate secured loans	N/A	221,400	34,500	LIBOR + 2.25% (7)	August 1, 2012 (2)
Other construction loan facilities	48,000	40,589	104,089	LIBOR + 1.50% (8)	2009
Total mortgage and other secured loans		1,310,873	1,263,140

Note payable
Unsecured seller notes	N/A	750	1,702	5.95%	2016
Total mortgage and other loans payable		1,704,123	1,625,842

3.5% Exchangeable Senior Notes	N/A	152,628	183,768	3.50%	September 2026 (9)
Total debt		$1,856,751	$1,809,610

(1)          The weighted average interest rate on the Revolving Credit Facility was 1.49% at December 31, 2008.

(2)          These loans may be extended for a one-year period at our option, subject to certain conditions.

(3)          Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore are recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net premiums totaling $501 at December 31, 2008 and $605 at December 31, 2007.

(4)          The weighted average interest rate on these loans was 5.72% at December 31, 2008.

(5)          A loan with a balance of $4,742 at December 31, 2008 that matures in 2034 may be repaid in March 2014, subject to certain conditions.

(6)          This loan is described in further detail below. The weighted average interest rate on this loan was 2.25% at December 31, 2008

(7)          The one loan in this category at December 31, 2008 is subject to a floor of 4.25%, which was the interest rate in effect at December 31, 2008.

(8)          The weighted average interest rate on these loans was 2.86% at December 31, 2008.

(9)          Refer to the paragraph below for descriptions of provisions for early redemption and repurchase of these notes.

On October 1, 2007, we amended and restated the credit agreement on our Revolving Credit Facility with a group of lenders for which KeyBanc Capital Markets and Wachovia Capital Markets, LLC acted as co-lead arrangers, KeyBank National Association acted as administrative agent and Wachovia Bank, National Association acted as syndication agent. The amended and restated credit agreement increased the amount of the lenders’ aggregate commitment under the facility from $500,000 to $600,000, which includes a $50,000 letter of credit subfacility and a $50,000 swingline facility (same-day draw requests), with a right for us to further increase the lenders’ aggregate commitment during the term to a maximum of $800,000, subject to certain conditions. Amounts available under the facility are computed based on 65% of our unencumbered asset value, as defined in the agreement. The facility matures on September 30, 2011, and may be extended by one year at our option, subject to certain conditions. The variable interest rate on the facility is based on one of the following, to be selected by us: (1) the LIBOR rate for the interest period designated by us (customarily the one-month rate) plus 0.75% to 1.25%, as determined by our leverage levels at different points in time; or (2) the greater of (a) the prime rate of the lender then acting as the administrative agent or (b) the Federal Funds Rate, as defined in the credit agreement, plus 0.50%. Interest is payable at the end of each interest period (as defined in the agreement), and principal outstanding under the facility is payable on the maturity date. The facility also carries a quarterly fee that is based on the unused amount of the facility multiplied by a per annum rate of 0.125% to 0.20%. As of December 31, 2008, the maximum amount of borrowing capacity under this line of credit totaled $600,000, of which $191,250 was available.

On May 2, 2008, we entered into a construction loan agreement with a group of lenders for which KeyBanc Capital Markets, Inc. acted as arranger, KeyBank National Association acted as administrative agent, Bank of America, N.A.

acted as syndication agent and Manufacturers and Traders Trust Company acted as documentation agent; this loan is referred to in the table above as the “Revolving Construction Facility.”  The construction loan agreement provides for an aggregate commitment by the lenders of $225,000, with a right for us to further increase the lenders’ aggregate commitment during the term to a maximum of $325,000, subject to certain conditions. Ownership interests in the properties for which construction costs are being financed through loans under the agreement are pledged as collateral. Borrowings are generally available for properties included in this construction loan agreement based on 85% of the total budgeted costs of construction of the applicable improvements for such properties as set forth in the properties’ construction budgets, subject to certain other loan-to-value and debt coverage requirements. As loans for properties under the construction loan agreement are repaid in full and the ownership interests in such properties are no longer pledged as collateral, capacity under the construction loan agreement’s aggregate commitment will be restored, giving us the ability to obtain new loans for other construction properties in which we pledge the ownership interests as collateral. The construction loan agreement matures on May 2, 2011 and may be extended by one year at our option, subject to certain conditions. The variable interest rate on each loan is based on one of the following, to be selected by us: (1) subject to certain conditions, the LIBOR rate for the interest period designated by us (customarily the one-month rate) plus 1.6% to 2.0%, as determined by our leverage levels at different points in time; or (2) the greater of (a) the prime rate of the lender then acting as agent or (b) the Federal Funds Rate, as defined in the construction loan agreement, plus 0.50%. Interest is payable at the end of each interest period (as defined in the agreement), and principal outstanding under each loan under the agreement is payable on the maturity date. The construction loan agreement also carries a quarterly fee that is based on the unused amount of the commitment multiplied by a per annum rate of 0.125% to 0.20%.

On July 18, 2008, we borrowed $221,400 under a mortgage loan requiring interest only payments for the term at a variable rate of LIBOR plus 225 basis points, subject to a floor of 4.25%. This loan facility has a four-year term with an option to extend by an additional year.

In 2006, our Operating Partnership issued a $200,000 aggregate principal amount of 3.50% Exchangeable Senior Notes due 2026. Interest on the notes is payable on March 15 and September 15 of each year. The notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the notes) and, with respect to any excess exchange value, may be exchangeable into (at our option) cash, our common shares or a combination of cash and our common shares at an exchange rate (subject to adjustment) of 18.6947 shares per one thousand dollar principal amount of the notes (exchange rate is as of December 31, 2008 and is equivalent to an exchange price of $53.49 per common share). On or after September 20, 2011, the Operating Partnership may redeem the notes in cash in whole or in part. The holders of the notes have the right to require us to repurchase the notes in cash in whole or in part on each of September 15, 2011, September 15, 2016 and September 15, 2021, or in the event of a “fundamental change,” as defined under the terms of the notes, for a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest. Prior to September 11, 2011, subject to certain exceptions, if (1) a “fundamental change” occurs as a result of certain forms of transactions or series of transactions and (2) a holder elects to exchange its notes in connection with such “fundamental change,” we will increase the applicable exchange rate for the notes surrendered for exchange by a number of additional shares of our common shares as a “make whole premium.”  The notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. The Operating Partnership’s obligations under the notes are fully and unconditionally guaranteed by us. In November 2008, we repurchased a $37,500 aggregate principal amount of our 3.5% Exchangeable Senior Notes for $26,654 from which we recognized a gain of $8,101, net of unamortized loan issuance costs.  The carrying value of these notes included an unamortized discount totaling $9,872 at December 31, 2008 and $16,232 at December 31, 2007.  The effective interest rate under the notes, including amortization of the discount, was 5.97%.  The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized:

	For the Years Ended December 31,
	2008	2007	2006
Interest expense at stated rate	$6,850	$7,000	$2,003
Interest expense associated with amortization of discount	4,016	3,845	1,232
Total interest expense at effective rate	$10,866	$10,845	$3,235

In the case of each of our mortgage loans, we have pledged certain of our real estate assets as collateral. Many of our real estate properties were pledged on loan obligations as of December 31, 2008. Certain of our debt instruments require that we comply with a number of restrictive financial covenants, including adjusted consolidated net worth, minimum property interest coverage, minimum property hedged interest coverage, minimum consolidated interest coverage, maximum consolidated unhedged floating rate debt and maximum consolidated total indebtedness. As of December 31, 2008, we were in compliance with these financial covenants.

Our debt matures on the following schedule:

2009	$103,982
2010	74,033
2011	746,081
2012	263,600
2013	137,718
Thereafter	540,708
Total	$1,866,122	(1)

(1)  Represents scheduled principal amortization and maturities only and therefore excludes a net discount of $9,371.

Weighted average borrowings under our Revolving Credit Facility totaled $412,718 in 2008 and $298,901 in 2007. The weighted average interest rate on this credit facility was 4.33% in 2008 and 6.45% in 2007.

We capitalized interest costs of $18,312 in 2008, $19,964 in 2007 and $14,766 in 2006.

The following table sets forth information pertaining to the fair value of our debt:

	December 31, 2008		December 31, 2007
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Fixed-rate debt	$1,120,995	$1,010,127	$1,310,021	$1,326,884
Variable-rate debt	735,756	702,092	499,589	499,589
	$1,856,751	$1,712,219	$1,809,610	$1,826,473

10.          Derivatives

The following table sets forth the key terms and fair values of our interest rate swap contracts:

				Fair Value at
Notional	One-Month	Effective	Expiration	December 31,
Amount	LIBOR base	Date	Date	2008	2007
$50,000	5.0360%	3/28/2006	3/30/2009	$(540)	$(765)
25,000	5.2320%	5/1/2006	5/1/2009	(385)	(486)
25,000	5.2320%	5/1/2006	5/1/2009	(385)	(486)
50,000	4.3300%	10/23/2007	10/23/2009	(1,449)	(596)
100,000	2.5100%	11/3/2008	12/31/2009	(1,656)	N/A
120,000	1.7600%	1/2/2009	5/1/2012	(478)	N/A
100,000	1.9750%	1/1/2010	5/1/2012	(209)	N/A
				$(5,102)	$(2,333)

These amounts are included on our Consolidated Balance Sheets as other liabilities.

We designated these derivatives as cash flow hedges. These contracts hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate borrowings.

The table below sets forth our accounting application of changes in derivative fair values:

	For the Years Ended December 31,
	2008	2007	2006
Decrease in fair value applied to AOCL(1) and noncontrolling interests	$(2,769)	$(2,025)	$(308)

(1)          AOCL is defined in Note 2.

11.          Shareholders’ Equity

Preferred Shares

At December 31, 2008, we had 15.0 million preferred shares of beneficial interest (“preferred shares”) authorized at $0.01 par value. The table below sets forth additional information pertaining to our preferred shares of beneficial interest:

Series	# of Shares Issued	Aggregate Liquidation Preference	Month of Issuance	Annual Dividend Yield	Annual Dividend Per Share	Earliest Redemption Date
Series G	2,200,000	$55,000	August 2003	8.000%	$2.00000	8/11/2008
Series H	2,000,000	50,000	December 2003	7.500%	$1.87500	12/18/2008
Series J	3,390,000	84,750	July 2006	7.625%	$1.90625	7/20/2011
Series K	531,667	26,583	January 2007	5.600%	$2.80000	1/9/2017
	8,121,667	$216,333

Each series of preferred shares is nonvoting and redeemable for cash in the amount of its liquidation preference at our option on or after the earliest redemption date. Holders of all preferred shares are entitled to cumulative dividends, payable quarterly (as and if declared by the Board of Trustees). In the case of each series of preferred shares, there is a series of preferred units in the Operating Partnership owned by us that carries substantially the same terms.

On January 9, 2007, we issued the Series K Cumulative Redeemable Preferred Shares (“Series K Preferred Shares”) in the Nottingham Acquisition at a value of, and liquidation preference equal to, $50 per share. Series K Preferred Shares are nonvoting and are convertible, subject to certain conditions, into common shares on the basis of 0.8163 common shares for each preferred share, in accordance with the terms of the Articles Supplementary describing the Series K Preferred Shares.

Common Shares

In connection with the Nottingham Acquisition in January 2007, we issued 3.2 million common shares at a value of $49.57 per share.

In September 2008, we issued 3.7 million common shares at a public offering price of $39 per share. We contributed the net proceeds after underwriting discount but before offering costs totaling $139,203 to our Operating Partnership in exchange for 3.7 million common units.

Common units in our Operating Partnership were converted into common shares on the basis of one common share for each common unit in the amount of 258,917 in 2008, 554,221 in 2007 and 245,793 in 2006.

Accumulated Other Comprehensive Loss

The table below sets forth activity in the accumulated other comprehensive loss component of shareholders’ equity:

	For the Years Ended December 31,
	2008	2007	2006
Beginning balance	$(2,372)	$(693)	(482)
Unrealized loss on derivatives	(2,769)	(2,025)	(308)
Realized loss on derivatives	62	62	62
Adjustment on AOCL allocable to noncontrolling interests	330	284	35
Ending balance	$(4,749)	$(2,372)	$(693)

The table below sets forth our comprehensive income:

	For the Years Ended December 31,
	2008	2007	2006
Net income	$61,316	$35,942	$55,988
Unrealized loss on derivatives	(2,769)	(2,025)	(308)
Realized loss on derivatives	62	62	62
Total comprehensive income	58,609	33,979	55,742
Net income attributable to noncontrolling interests	(7,351)	(3,741)	(7,621)
Other comprehensive income attributable to noncontrolling interests	368	303	41
Total comprehensive income attributable to Corporate Office Properties Trust	$51,626	$30,541	$48,162

12.          Share-Based Compensation and Employee Benefit Plans

Share-Based Compensation Plans

In 1993, we adopted a plan for our Trustees under which we have 75,000 options reserved for issuance. As of December 31, 2007, there were no remaining awards available for future grant under this plan.

In March 1998, we adopted a long-term incentive plan for our Trustees and employees. This plan, which expired in March 2008, provided for the award of options, restricted shares and dividend equivalents. We were authorized to issue awards under the plan amounting to no more than 13% of the total of (1) our common shares outstanding plus (2) the number of shares that would be outstanding upon redemption of all units of the Operating Partnership or other securities that are convertible into our common shares.

At our 2008 Annual Meeting of Shareholders held on May 22, 2008, our shareholders approved the 2008 Omnibus Equity and Incentive Plan, under which we may issue equity-based awards to officers, employees, non-employee trustees and any other key persons of us and our subsidiaries, as defined in the plan.  The plan provides for a maximum of 2,900,000 common shares of beneficial interest to be issued in the form of share options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards. This plan expires on May 22, 2018.

Trustee options under these plans become exercisable beginning on the first anniversary of their grant. The vesting periods for employees’ options under this plan vary from award to award. Options expire ten years after the date of grant. Restricted shares vest based on increments and over periods of time set forth under the terms of the respective awards. Shares for each of our share-based compensation plans are issued under registration statements on Form S-8 that became effective upon filing with the Securities and Exchange Commission.

The following table summarizes option transactions under the plans described above:

	Shares	Range of Exercise Price per Share	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2005	2,709,927	$5.63 - $36.08	$14.41
Granted – 2006	503,800	$36.24 - $50.59	$42.84
Forfeited/Expired – 2006	(68,107)	$13.60 - $47.79	$33.43
Exercised – 2006	(589,101)	$5.63 - $34.76	$11.49
Outstanding at December 31, 2006	2,556,519	$7.38 - $50.59	$20.18
Granted – 2007	297,691	$42.40 - $57.00	$47.87
Forfeited/Expired – 2007	(99,177)	$20.34 - $53.16	$42.31
Exercised – 2007	(613,689)	$5.25 - $44.73	$12.18
Outstanding at December 31, 2007	2,141,344	$7.38 - $57.00	$25.29	6	$22,639
Granted – 2008	40,000	$37.81	$37.81
Forfeited/Expired – 2008	(51,786)	$8.00 - $53.16	$43.07
Exercised – 2008	(180,239)	$7.63 - $34.76	$15.72
Outstanding at December 31, 2008	1,949,319	$7.38 - $57.00	$25.96	5	$18,744
Exercisable at December 31, 2006	1,753,428	(1)	$12.65
Exercisable at December 31, 2007	1,507,876	(2)	$18.05
Exercisable at December 31, 2008	1,657,956	(3)	$22.60	5	$18,744
Options expected to vest	272,240	$36.24 - $57.00	$45.00	8	$—

(1) 234,082 of these options had an exercise price ranging from $7.38 to $7.99; 754,068 had an exercise price ranging from $8.00 to $10.99; 456,732 had an exercise price ranging from $11.00 to $16.99; 198,241 had an exercise price ranging from $17.00 to $25.99; and 110,305 had an exercise price range of $26.00 to $36.08.

(2) 232,982 of these options had an exercise price ranging from $7.38 to $7.99; 291,762 had an exercise price ranging from $8.00 to $10.99; 406,211 had an exercise price ranging from $11.00 to $16.99; 237,382 had an exercise price ranging from $17.00 to $25.99; 163,648 had an exercise price ranging from $26.00 to $34.99; 130,265 had an exercise price ranging from $35.00 to $43.99; and 45,626 had an exercise price ranging from $44.00 to $52.99.

(3) 228,732 of these options had an exercise price ranging from $7.38 to $7.99; 195,950 had an exercise price ranging from $8.00 to $10.99; 395,217 had an exercise price ranging from $11.00 to $16.99; 226,805 had an exercise price ranging from $17.00 to $25.99; 210,373 had an exercise price ranging from $26.00 to $34.99; 242,082 had an exercise price ranging from $35.00 to $43.99; and 158,797 had an exercise price ranging from $44.00 to $57.00.

The aggregate intrinsic value of options exercised was $3,682 in 2008, $23,627 in 2007 and $19,748 in 2006.

We computed share-based compensation expense under the fair value method using the Black-Scholes option-pricing model; the weight average assumptions we used in that model are set forth below:

	For the Years Ended December 31,
	2008 (4)	2007	2006
Weighted average fair value of grants on grant date	$8.00	$9.58	$8.99
Risk-free interest rate (1)	3.62%	4.64%	4.91%
Expected life-years	6.52	6.15	6.82
Expected volatility (2)	24.22%	21.46%	23.69%
Expected dividend yield (3)	3.07%	3.24%	3.82%

(1)          Ranged from 4.53% to 4.91% in 2007 and from 4.38% to 5.30% in 2006.

(2)          Ranged from 21.28% to 21.75% in 2007 and from 22.37% to 25.11% in 2006.

(3)          Ranged from 3.12% to 3.35% in 2007 and from 3.36% to 4.25% in 2006.

(4)          Since one group of grants sharing the same terms took place in 2008, the assumptions used for such grants were uniform.

The following table summarizes restricted share transactions under the plans described above:

	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2005	395,609	$19.88
Granted	163,420	$42.65
Forfeited	(20,822)	$23.67
Vested	(124,517)	$17.16
Unvested at December 31, 2006	413,690	$29.51
Granted	141,359	$49.50
Forfeited	(1,917)	$50.57
Vested	(137,227)	$22.54
Unvested at December 31, 2007	415,905	$38.50
Granted	308,569	$31.76
Forfeited	(19,851)	$36.07
Vested	(142,195)	$35.32
Unvested at December 31, 2008	562,428	$35.69
Restricted shares expected to vest	535,721

The fair value of restricted shares that vested was $5,023 in 2008, $6,938 in 2007 and $5,319 in 2006.

We realized windfall tax benefits of $1,053 in 2008 and $562 in 2006 on options exercised and vesting restricted shares in connection with employees of our subsidiaries that are subject to income tax. We did not realize a windfall tax benefit in 2007 because COMI had a net operating loss carryforward for tax purposes; had COMI not had a net operating loss carryforward in 2007, we would have recognized a windfall tax benefit of $1,691 in 2007.

The table below sets forth information relating to expenses from share-based compensation included in our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2008	2007	2006
Increase in general and administrative expenses	$6,324	$4,461	$2,659
Increase in construction contract and other service operations expenses	1,943	1,749	964
Share-based compensation expense	8,267	6,210	3,623
Income taxes	(45)	(150)	(107)
Minority interests	(1,224)	(946)	(617)
Net share-based compensation expense	$6,998	$5,114	$2,899

We also capitalized share-based compensation costs of approximately $769 in 2008, $433 in 2007 and $212 in 2006.

The amounts included in our Consolidated Statements of Operations for share-based compensation reflected an estimate of pre-vesting forfeitures of 7% for options and a range of 2% to 5% for restricted shares for 2008 and 2007 and 5% for all share-based awards in 2006.

As of December 31, 2008, there was $1,300 of unrecognized compensation cost related to unvested options that is expected to be recognized over a weighted average period of approximately one year. As of December 31, 2008, there was $12,929 of unrecognized compensation cost related to unvested restricted shares that is expected to be recognized over a weighted average period of approximately two years.

401(k) Plan

We have a 401(k) defined contribution plan covering substantially all of our employees that permits participants to defer up to a maximum of 15% of their compensation. We match a participant’s contribution in an amount equal to 50% of the participant’s elective deferral for the plan year up to a maximum of 6% of a participant’s annual compensation. Employees’ contributions are fully vested and our matching contributions vest in annual one-third increments. Once an employee has been with us for three years, all matching contributions are fully vested. We fund all contributions with cash. Our matching contributions under the plan totaled approximately $641 in 2008, $442 in 2007 and $538 in 2006. The 401(k) plan is fully funded at December 31, 2008.

Deferred Compensation Plan

We have a non-qualified elective deferred compensation plan for certain members of our management team that permits participants to defer up to 100% of their compensation on a pre-tax basis and receive a tax-deferred return on such deferrals. We match the participant’s contribution in an amount equal to 50% of the participant’s elective deferral for the plan year up to a maximum of 6% of a participant’s annual compensation after deducting contributions, if any, made under our 401(k) plan. Deferred compensation related to an employee contribution is charged to expense and is fully vested. Deferred compensation related to the Company’s matching contribution is charged to expense and vests in annual one-third increments. Once an employee has been with us for three years, all matching contributions are fully vested. The balance of the plan, which was fully funded, totaled $4,549 at December 31, 2008 and $6,014 at December 31, 2007, and is included in the accompanying Consolidated Balance Sheets.

13.          Operating Leases

We lease our properties to tenants under operating leases with various expiration dates extending to the year 2025. Gross minimum future rentals on noncancelable leases in our consolidated properties at December 31, 2008 were as follows:

For the Years Ended December 31,
2009	$321,815
2010	270,435
2011	228,894
2012	192,495
2013	146,578
Thereafter	506,733
Total	$1,666,950

We consider a lease to be noncancelable when a tenant (1) may not terminate its lease obligation early or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would be highly unlikely.

14.          Supplemental Information to Statements of Cash Flows

	For the Years Ended December 31,
	2008	2007	2006
Interest paid, net of capitalized interest	$81,335	$83,588	$68,410
Income taxes paid	$1,115	$123	$54
Supplemental schedule of non-cash investing and financing activities:

Debt assumed in connection with acquisitions	$—	$38,996	$39,011
Issuance of common shares in connection with acquisition of properties (before transaction costs)	$—	$156,691	$—
Issuance of preferred shares in connection with acquisition of properties (before transaction costs)	$—	$26,583	$—
Proceeds from sales of properties invested in restricted cash account	$—	$701	$33,730
Restricted cash used in connection with acquisitions of properties	$—	$20,827	$—
Issuance of common units in the Operating Partnership in connection with acquisition of properties (before transaction costs)	$—	$12,125	$7,497
Note receivable assumed upon sale of real estate property	$—	$3,582	$—
(Decrease) increase in accrued capital improvements and leasing costs	$(14,799)	$8,638	$18,181
Consolidation of real estate joint venture:
Real estate assets	$14,208	$3,864	$—
Prepaid and other assets	(10,859)	1,021	—
Minority interest	(3,349)	(4,885)	—
Net adjustment	$—	$—	$—
Reclassification of operating assets to investment assets in connection with consolidation of real estate joint ventures	$—	$16,725	$—
Property acquired through lease arrangement included in rents received in advance and security deposits	$—	$711	$1,282
Decrease in fair value of derivatives applied to AOCL and minority interests	$(2,769)	$(2,025)	$(308)
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	$16,716	$29,761	$16,255
Dividends/distribution payable	$25,794	$22,441	$19,164
Decrease in minority interests and increase in shareholders’ equity in connection with the conversion of common units into common shares	$7,508	$25,408	$11,078

15.          Information by Business Segment

As of December 31, 2008, we had nine primary office property segments: Baltimore/Washington Corridor; Northern Virginia; Suburban Baltimore; Colorado Springs; Suburban Maryland; Greater Philadelphia; St. Mary’s & King George Counties; San Antonio; and Northern/Central New Jersey.

The table below reports segment financial information. Our segment entitled “Other” includes assets and operations not specifically associated with the other defined segments, including corporate assets and investments in unconsolidated entities. We measure the performance of our segments based on total revenues less property operating expenses, a measure we define as net operating income (“NOI”). We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; this measure is particularly useful in our opinion in evaluating the performance of geographic segments, same-office property groupings and individual properties.

	Baltimore/ Washington Corridor	Northern Virginia	Suburban Baltimore	Colorado Springs	Suburban Maryland	Greater Philadelphia	St. Mary’s & King George Counties	San Antonio	Northern/ Central New Jersey	Other	Intersegment Eliminations	Total
Year Ended December 31, 2008
Revenues	$186,459	$77,017	$54,799	$20,372	$19,346	$10,025	$12,939	$9,311	$2,567	$10,708	$(3,552)	$399,991
Property operating expenses	65,474	29,520	23,978	7,284	7,102	202	3,245	2,425	344	3,192	(1,417)	141,349
NOI	$120,985	$47,497	$30,821	$13,088	$12,244	$9,823	$9,694	$6,886	$2,223	$7,516	$(2,135)	$258,642
Additions to commercial real estate properties	$87,678	$5,449	$17,132	$73,683	$39,468	$1,575	$2,801	$34,973	$43	$13,237	$(72)	$275,967
Segment assets at December 31, 2008	$1,265,152	$464,202	$438,943	$252,530	$155,433	$95,783	$95,244	$96,643	$21,179	$230,125	$(995)	$3,114,239

Year Ended December 31, 2007
Revenues	$173,509	$72,402	$54,570	$15,304	$16,675	$10,025	$12,665	$7,370	$4,846	$5,586	$(3,430)	$369,522
Property operating expenses	56,871	25,893	22,034	5,912	6,681	131	3,064	1,578	2,053	4,774	(3,862)	125,129
NOI	$116,638	$46,509	$32,536	$9,392	$9,994	$9,894	$9,601	$5,792	$2,793	$812	$432	$244,393
Additions to commercial real estate properties	$160,147	$23,645	$280,359	$50,101	$2,927	$1,236	$1,040	$3,204	$647	$61,046	$(1,955)	$582,397
Segment assets at December 31, 2007	$1,216,045	$482,570	$448,218	$181,861	$116,812	$96,051	$95,208	$59,295	$40,672	$196,620	$(988)	$2,932,364

Year Ended December 31, 2006
Revenues	$147,630	$63,516	$28,571	$9,774	$15,316	$10,025	$12,087	$7,441	$12,296	$581	$(2,522)	$304,715
Property operating expenses	45,708	22,729	11,896	3,663	5,720	174	3,125	1,535	3,313	2,243	(3,741)	96,365
NOI	$101,922	$40,787	$16,675	$6,111	$9,596	$9,851	$8,962	$5,906	$8,983	$(1,662)	$1,219	$208,350
Additions to commercial real estate properties	$192,161	$21,640	$4,250	$66,673	$4,664	$1,202	$1,823	$8,814	$1,398	$39,464	$(1,720)	$340,369
Segment assets at December 31, 2006	$1,084,530	$473,539	$159,771	$135,160	$117,573	$97,792	$97,661	$52,661	$48,499	$154,584	$(2,441)	$2,419,329

The following table reconciles our segment revenues to total revenues as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2008	2007	2006
Segment revenues	$399,991	$369,522	$304,715
Construction contract revenues	186,608	37,074	52,182
Other service operations revenues	1,777	4,151	7,902
Less: Revenues from discontinued operations (Note 17)	(358)	(3,608)	(13,271)
Total revenues	$588,018	$407,139	$351,528

The following table reconciles our segment property operating expenses to property operating expenses as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2008	2007	2006

Segment property operating expenses	$141,349	$125,129	$96,365
Less: Property expenses from discontinued operations (Note 17)	(210)	(1,871)	(3,277)
Total property operating expenses	$141,139	$123,258	$93,088

As previously discussed, we own 100% of a number of entities that provide real estate services such as property management, construction and development and heating and air conditioning services primarily for our properties but also for third parties. The revenues and costs associated with these services include subcontracted costs that are reimbursed to us by the customer at no mark up. As a result, the operating margins from these operations are small relative to the revenue. We use the net of such revenues and expenses to evaluate the performance of our service operations since we view such service operations to be an ancillary component of our overall operations that we expect to continue to be a small contributor to our operating income relative to our real estate operations. The table below sets forth the computation of our income from service operations:

	For the Years Ended December 31,
	2008	2007	2006
Construction contract revenues	$186,608	$37,074	$52,182
Other service operations revenues	1,777	4,151	7,902
Construction contract expenses	(182,111)	(35,723)	(49,961)
Other service operations expenses	(2,031)	(4,070)	(7,384)
Income from service operations	$4,243	$1,432	$2,739

The following table reconciles our NOI for reportable segments and income from service operations to income from continuing operations as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2008	2007	2006
NOI for reportable segments	$258,642	$244,393	$208,350
Income from service operations	4,243	1,432	2,739
Interest and other income	2,070	3,030	1,077
Gain on early extinguishment of debt	8,101	—	—
Equity in loss of unconsolidated entities	(147)	(224)	(92)
Income tax expense	(201)	(569)	(887)
Other adjustments:
Depreciation and other amortization associated with real estate operations	(102,720)	(104,700)	(76,344)
General and administrative expenses	(25,329)	(21,704)	(18,048)
Interest expense on continuing operations	(86,870)	(88,638)	(74,023)
NOI from discontinued operations	(148)	(1,737)	(9,994)
Income from continuing operations	$57,641	$31,283	$32,778

The accounting policies of the segments are the same as those previously disclosed for Corporate Office Properties Trust and subsidiaries, where applicable. We did not allocate interest expense, amortization of deferred financing costs and depreciation and other amortization to segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate construction contract revenues, other service operations revenues, construction contract expenses, other service operations expenses, equity in loss of unconsolidated entities, general and administrative expense, income taxes and minority interests because these items represent general corporate items not attributable to segments.

16.          Income Taxes

Corporate Office Properties Trust elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our adjusted taxable income to our shareholders. As a REIT, we generally will not be subject to Federal income tax on taxable income that we distribute to our shareholders. If we fail to qualify as a REIT in any tax year, we will be subject to Federal income tax on our taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent tax years.

The differences between taxable income reported on our income tax return (estimated 2008 and actual 2007 and 2006) and net income as reported on our Consolidated Statements of Operations are set forth below:

	For the Years Ended December 31,
	2008	2007	2006
	(Estimated)

Net income	$61,316	$35,942	$55,988
Adjustments:
Rental revenue recognition	(13,458)	(6,128)	(8,186)
Compensation expense recognition	2,053	(18,685)	(17,079)
Operating expense recognition	1,007	194	(118)
Gain on sales of properties	(831)	6,451	(10,690)
Losses from service operations	(2,398)	(1,476)	(2,288)
Income tax expense	779	572	887
Depreciation and amortization	36,717	44,215	26,554
Income from unconsolidated entities	277	342	709
Noncontrolling interests, gross	(9,120)	(5,339)	(5,938)
Other	2,825	1,829	1,735
Taxable income	$79,167	$57,917	$41,574

For Federal income tax purposes, dividends to shareholders may be characterized as ordinary income, capital gains or return of capital. The characterization of dividends declared on our common and preferred shares during each of the last three years was as follows:

	Common Shares			Preferred Shares
	For the Years Ended December 31,			For the Years Ended December 31,
	2008	2007	2006	2008	2007	2006
Ordinary income	94.0%	59.5%	50.3%	98.4%	78.4%	87.4%
Long term capital gain	1.5%	16.4%	7.2%	1.6%	21.6%	12.6%
Return of capital	4.5%	24.1%	42.5%	0.0%	0.0%	0.0%

We distributed all of our REIT taxable income in 2008, 2007 and 2006 and, as a result, did not incur Federal income tax in those years on such income. However, we did incur income tax totaling $1,112 in 2007 on built-in gain on properties, which is included in the Consolidated Statements of Operations as follows: $1,068 in gain in sales of real estate, net of minority interests and income taxes; and $44 in discontinued operations net of minority interests and income taxes.

We own a taxable REIT subsidiary (“TRS”) that is subject to Federal and state income taxes. Our TRS had income before income taxes under GAAP of $2,015 in 2008, $1,476 in 2007 and $2,288 in 2006. Our TRS’ provision for income tax consisted of the following:

	For the Years Ended December 31,
	2008	2007	2006
Deferred
Federal	$352	$468	$641
State	26	104	141
	378	572	782
Current
Federal	328	—	86
State	73	—	19
	401	—	105

Total income tax expense	$779	$572	$887

Reported on line entitled income taxes	$201	$569	$887
Reported on line entitled gain on sales of real estate, net	578	3	—
Total income tax expense	$779	$572	$887

A reconciliation of our TRS’ Federal statutory rate to the effective tax rate for income tax reported on our Statements of Operations is set forth below:

	For the Years Ended
	December 31,
	2008	2007	2006
Income taxes at U.S. statutory rate	34.0%	34.0%	34.0%
State and local, net of U.S. Federal tax benefit	4.6%	4.6%	4.6%
Other	0.6%	0.1%	0.2%
Effective tax rate	39.2%	38.7%	38.8%

Items in our TRS contributing to temporary differences that lead to deferred taxes include net operating losses that are not deductible until future periods, depreciation and amortization, share-based compensation, certain accrued compensation and compensation paid in the form of contributions to a deferred nonqualified compensation plan.

We are subject to certain state and local income and franchise taxes. The expense associated with these state and local taxes is included in general and administrative expense on our Consolidated Statements of Operations. We did not separately state these amounts on our Consolidated Statements of Operations because they are insignificant.

17.          Discontinued Operations

Income from discontinued operations includes revenues and expenses associated with the following:

•                  two Lakeview at the Greens properties that were sold on February 6, 2006;

•                  68 Culver Road property that was sold on March 8, 2006;

•                  710 Route 46 property that was sold on July 26, 2006;

•                  230 Schilling Circle property that was sold on August 9, 2006;

•                  7 Centre Drive property that was sold on August 30, 2006;

•                  Brown’s Wharf property that was sold on September 28, 2006;

•                  2 and 8 Centre Drive properties that were sold on September 7, 2007;

•                  7321 Parkway property that was sold on September 7, 2007;

•                  10552 Philadelphia Road property that was sold on December 27, 2007;

•                  429 Ridge Road property that was sold on January 31, 2008 (this property was classified as held for sale as of December 31, 2007);

•                  47 Commerce Drive property that was sold on April 1, 2008; and

•                  7253 Ambassador Road property that was sold on June 2, 2008.

Certain reclassifications have been made in prior periods to reflect discontinued operations consistent with the current period presentation. The table below sets forth the components of income from discontinued operations:

	For the Years Ended December 31,
	2008	2007	2006
Revenue from real estate operations	$358	$3,608	$13,271
Expenses from real estate operations:
Property operating expenses	210	1,871	3,277
Depreciation and amortization	52	1,560	2,287
Interest expense	51	1,382	2,417
Other	—	—	—
Expenses from real estate operations	313	4,813	7,981
Income from discontinued operations before gain on sales of real estate and minority interests	45	(1,205)	5,290
Gain on sales of real estate	2,526	3,871	17,031
Income taxes	—	(44)	—
Income from discontinued operations	$2,571	$2,622	$22,321

18.          Commitments and Contingencies

In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. Management does not anticipate that any liabilities that may result will have a materially adverse effect on our financial position, operations or liquidity. We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Acquisitions

At December 31, 2008, we were obligated to make an additional cash payment of up to $4,000 in a future year in connection with our acquisition of the land at the former Fort Ritchie United States Army base in Cascade, Washington County, Maryland. This payment could be reduced by a range of $750 to the full $4,000 depending on (1) defined levels of job creation resulting from the future development of the property taking place and (2) future real estate taxes generated by the property.

Joint Ventures

As part of our obligations under the partnership agreement of Harrisburg Corporate Gateway Partners, LP, we agreed to indemnify the partnership’s lender for 80% of losses under standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation) during the period of time in which we manage the partnership’s properties; we do not expect to incur any losses under these loan guarantees.

We are party to a contribution agreement that formed a joint venture relationship with a limited partnership to develop up to 1.8 million square feet of office space on 63 acres of land located in Hanover, Maryland. Under the contribution agreement, we agreed to fund up to $2,200 in pre-construction costs associated with the property. As we and the joint venture partner agree to proceed with the construction of buildings in the future, our joint venture partner would contribute land into newly-formed entities and we would make additional cash capital contributions into such entities to fund development and construction activities for which financing is not obtained. We owned a 50% interest in one such joint venture as of December 31, 2008.

We may be required to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then deem it appropriate to make even larger investments in these joint ventures.

Office Space Operating Leases

We are obligated as lessee under three operating leases for office space. Future minimum rental payments due under the terms of these leases as of December 31, 2008 follow:

2009	$178
2010	135
2011	57
$370

Other Operating Leases

We are obligated under various leases for vehicles and office equipment. Future minimum rental payments due under the terms of these leases as of December 31, 2008 follow:

2009	$426
2010	204
2011	69
2012	15
$714

Environmental Indemnity Agreement

We agreed to provide certain environmental indemnifications in connection with a lease of three properties in our New Jersey region. The prior owner of the properties, a Fortune 100 company which is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state declares the remediation to be complete. Under the lease agreement, we agreed to the following:

•                  to indemnify the tenant against losses covered under the prior owner’s indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5,000 in perpetuity after the State of New Jersey declares the remediation to be complete;

•                  to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings for 15 years after the tenant’s acquisition of the property from us, if such acquisition occurs. This indemnification is capped at $12,500; and

•                  to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is capped at $300 annually and $1,500 in the aggregate.

19.          Quarterly data (Unaudited)

The tables below set forth selected quarterly information for the years ended December 31, 2008 and 2007. Certain of the amounts below have been reclassified to conform to the current period presentation of our Consolidated Financial Statements, including the effect of our retrospective adoption of SFAS 160, FSP APB 14-1 and EITF 03-6-1 described in Note 2. In addition, revenues for the three months ended March 31, 2008 and June 30, 2008 include adjustments of $1,622 and $7,280, respectively, representing increases to construction contract revenues that were offset by an equal dollar amount of increases to construction contract expenses; these adjustments did not affect the operating income or net income previously reported on the Forms 10-Q filed with respect to such periods and are not material to the financial statements.

	For the Year Ended December 31, 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$107,616	$120,370	$191,088	$168,944
Operating income	$31,742	$33,496	$35,891	$33,559
Income from continuing operations	$9,856	$12,555	$13,793	$21,437
Income (loss) from discontinued operations	$1,266	$1,314	$(9)	$—
Net income	$12,181	$13,910	$13,788	$21,437
Net income attributable to noncontrolling interests	(1,467)	(1,748)	(1,542)	(2,594)
Net income attributable to COPT	10,714	12,162	12,246	18,843
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)
Net income available to common shareholders	$6,689	$8,136	$8,221	$14,817
Basic earnings per share:
Income from continuing operations	$0.12	$0.15	$0.17	$0.29
Net income available to common shareholders	$0.14	$0.17	$0.17	$0.29
Diluted earnings per share:
Income from continuing operations	$0.11	$0.14	$0.17	$0.28
Net income available to common shareholders	$0.14	$0.17	$0.17	$0.28

	For the Year Ended December 31, 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$98,705	$101,321	$104,263	$102,850
Operating income	$26,429	$28,867	$30,605	$31,783
Income from continuing operations	$5,061	$8,293	$8,517	$9,412
Income (loss) from discontinued operations	$163	$(468)	$2,419	$508
Net income	$5,224	$8,017	$12,164	$10,537
Net income attributable to noncontrolling interests	(305)	(780)	(1,385)	(1,271)
Net income attributable to COPT	4,919	7,237	10,779	9,266
Preferred share dividends	(3,993)	(4,025)	(4,025)	(4,025)
Net income available to common shareholders	$926	$3,212	$6,754	$5,241
Basic earnings per share:
Income from continuing operations	$0.01	$0.07	$0.10	$0.10
Net income available to common shareholders	$0.02	$0.07	$0.14	$0.11
Diluted earnings per share:
Income from continuing operations	$0.01	$0.07	$0.10	$0.10
Net income available to common shareholders	$0.02	$0.06	$0.14	$0.11

Corporate Office Properties Trust

Schedule III - Real Estate Depreciation and Amortization

December 31, 2008

(Dollars in thousands)

			Initial Cost			Gross Amounts Carried at Close of Period
Property (Type) (1)	Location	Encumbrances (2)	Land	Building and Land Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Land Improvements	Total (3)	Accumulated Depreciation (4)	Year Built or Renovated	Date Acquired

751, 753, 760, 785 Jolly Road (O)	Blue Bell, PA	$—	$22,080	$96,122	$142	$22,080	$96,264	$118,344	$(24,761)	1960/1994	10/14/1997
7125 Columbia Gateway Drive (O)	Columbia, MD	36,576	20,487	47,025	1,716	20,487	48,741	69,228	(3,921)	1973/1999	6/29/2006
13200 Woodland Park Road (O)	Herndon, VA	66,111	10,428	41,711	13,346	10,428	55,057	65,485	(10,206)	2002	6/2/2003
1751 Pinnacle Drive (O)	McLean, VA	33,160	10,486	42,339	10,105	10,486	52,444	62,930	(7,054)	1989/1995	9/23/2004
15000 Conference Center Drive (O)	Chantilly, VA	54,000	5,193	47,500	5,958	5,193	53,458	58,651	(12,494)	1989	11/30/2001
11751 Meadowville Lane (O)	Richmond, VA	50,780	1,305	52,103	—	1,305	52,103	53,408	(2,058)	2007	9/15/2006
1753 Pinnacle Drive (O)	McLean, VA	26,759	8,275	34,353	8,132	8,275	42,485	50,760	(4,874)	1976/2004	9/23/2004
7700 Potranco Road (O)	San Antonio, TX	—	14,020	35,863	8	14,020	35,871	49,891	(1,963)	1982/1985	3/30/2005
15010 Conference Center Drive (O)	Chantilly, VA	96,000	3,500	42,216	151	3,500	42,367	45,867	(2,286)	2006	11/30/2001
2730 Hercules Road (O)	Annapolis Junction, MD	—	8,737	31,612	28	8,737	31,640	40,377	(8,132)	1990	9/28/1998
300 Sentinel Drive (O)	Annapolis Junction, MD	13,318	1,518	34,274	—	1,518	34,274	35,792	—	(5)	11/14/2003
2720 Technology Drive (O)	Annapolis Junction, MD	—	3,863	29,270	36	3,863	29,306	33,169	(3,170)	2004	1/31/2002
201 Technology Drive (O)	Lebanon, VA	30,252	727	31,090	—	727	31,090	31,817	(911)	2007	10/5/2007
6721 Columbia Gateway Drive (O)	Columbia, MD	20,400	1,753	29,999	—	1,753	29,999	31,752	—	(5)	9/28/2000
302 Sentinel Drive (O)	Annapolis Junction, MD	22,506	2,648	28,577	6	2,648	28,583	31,231	(706)	2007	11/14/2003
Clarks 100 (O)	Annapolis Junction, MD	—	25,184	6,536	—	25,184	6,536	31,720	—	(6)	6/29/2003
318 Sentinel Way (O)	Annapolis Junction, MD	—	2,185	28,915	—	2,185	28,915	31,100	(2,010)	2005	11/14/2003
11311 McCormick Road (O)	Hunt Valley, MD	—	2,308	21,310	5,032	2,308	26,342	28,650	(2,331)	1984/1994	12/22/2005
304 Sentinel Drive (O)	Annapolis Junction, MD	37,280	3,411	24,917	67	3,411	24,984	28,395	(1,788)	2005	11/14/2003
140 National Business Parkway (O)	Annapolis Junction, MD	—	3,407	24,167	631	3,407	24,798	28,205	(3,011)	2003	12/31/2003
7468 Candlewood Road (O)	Hanover, MD	—	5,599	22,145	3	5,599	22,148	27,747	(1)	1979/1982 (5)	12/20/2005
7740 Milestone Parkway (O)	Hanover, MD	—	3,825	23,908	—	3,825	23,908	27,733	—	(5)	7/2/2007
322 Sentinel Way (O)	Annapolis Junction, MD	—	2,605	24,393	—	2,605	24,393	26,998	(1,193)	2006	11/14/2003
11800 Tech Road (O)	Silver Spring, MD	17,076	4,574	19,702	2,269	4,574	21,971	26,545	(4,821)	1969/1989	8/1/2002
306 Sentinel Drive (O)	Annapolis Junction, MD	—	3,260	22,592	21	3,260	22,613	25,873	(1,269)	2006	11/14/2003
Interquest land parcel (O)	Colorado Springs, CO	—	19,400	6,607	—	19,400	6,607	26,007	—	(6)	9/30/2005
15049 Conference Center Drive (O)	Chantilly, VA	13,119	4,415	20,365	541	4,415	20,906	25,321	(4,260)	1997	8/14/2002
6711 Columbia Gateway Drive (O)	Columbia, MD	23,963	2,683	22,550	82	2,683	22,632	25,315	(1,149)	2006-2007	9/28/2000
320 Sentinel Way (O)	Annapolis Junction, MD	18,083	2,068	22,799	—	2,068	22,799	24,867	(542)	2007	11/14/2003
2711 Technology Drive (O)	Annapolis Junction, MD	16,900	2,251	21,646	7	2,251	21,653	23,904	(4,780)	2002	11/13/2000
7200 Riverwood Drive (O)	Columbia, MD	—	4,089	16,356	1,770	4,089	18,126	22,215	(4,503)	1986	10/13/1998
3535 Northrop Grumman Point (O)	Colorado Springs, CO	—	—	22,163	6	—	22,169	22,169	(443)	2008	6/10/2008
6731 Columbia Gateway Drive (O)	Columbia, MD	20,720	2,807	18,986	339	2,807	19,325	22,132	(3,674)	2002	3/29/2000
400 Professional Drive (O)	Gaithersburg, MD	15,693	3,673	16,826	1,059	3,673	17,885	21,558	(3,934)	2000	3/5/2004
431 Ridge Road (O)	Dayton, NJ	—	2,782	11,128	7,323	2,782	18,451	21,233	(6,072)	1958/1998	10/14/1997
10807 New Allegiance Drive (O)	Colorado Springs, CO	14,902	1,840	19,245	—	1,840	19,245	21,085	—	(5)	9/30/2005
9690 Deereco Road (O)	Timonium, MD	—	3,415	13,723	3,711	3,415	17,434	20,849	(5,259)	1988	12/21/1999
14280 Park Meadow Drive (O)	Chantilly, VA	8,948	3,731	16,062	318	3,731	16,380	20,111	(2,451)	1999	9/29/2004
15059 Conference Center Drive (O)	Chantilly, VA	24,559	5,753	13,615	584	5,753	14,199	19,952	(3,262)	2000	8/14/2002
Fort Ritchie (M)	Washington County, MD	—	4,798	15,151	90	4,798	15,241	20,039	(26)	Various (5)(8)	10/5/2006
10150 York Road (O)	Hunt Valley, MD	—	2,700	11,623	5,542	2,700	17,165	19,865	(3,798)	1985	4/15/2004
15 West Gude Drive (O)	Rockville, MD	—	3,120	13,626	2,891	3,120	16,517	19,637	(1,849)	1986	4/7/2005
2691 Technology Drive (O)	Annapolis Junction, MD	24,000	2,098	17,334	50	2,098	17,384	19,482	(1,400)	2005	11/14/2003
14900 Conference Center Drive (O)	Chantilly, VA	13,823	3,436	14,293	1,584	3,436	15,877	19,313	(2,854)	1999	7/25/2003
2721 Technology Drive (O)	Annapolis Junction, MD	18,263	4,611	14,597	18	4,611	14,615	19,226	(3,249)	2000	10/21/1999
6950 Columbia Gateway Drive (O)	Columbia, MD	—	3,596	14,269	936	3,596	15,205	18,801	(4,112)	1998	10/21/1998
655 Space Center Drive (O)	Colorado Springs, CO	17,587	745	17,801	—	745	17,801	18,546	(300)	2008	7/8/2005
45 West Gude Drive (O)	Rockville, MD	—	3,102	15,267	45	3,102	15,312	18,414	(2,121)	1987	4/7/2005
5825 University Research Court (O)	College Park, MD	—	—	18,309	—	—	18,309	18,309	(129)	2008 (5)	1/29/2008
880 Elkridge Landing Road (O)	Linthicum, MD	14,354	2,003	9,442	6,474	2,003	15,916	17,919	(5,003)	1981	8/3/2001
132 National Business Parkway (O)	Annapolis Junction, MD	14,599	2,917	12,438	2,523	2,917	14,961	17,878	(4,300)	2000	5/28/1997
2900 Towerview Road (O)	Herndon, VA	—	3,207	12,755	1,402	3,207	14,157	17,364	(1,187)	1982/2008	12/20/2005
2701 Technology Drive (O)	Annapolis Junction, MD	12,870	1,737	15,266	11	1,737	15,277	17,014	(3,551)	2001	5/26/2000
5520 Research Park Drive (O)	Catonsville, MD	13,348	—	16,820	—	—	16,820	16,820	—	(5)	1/9/2007
133 National Business Parkway (O)	Annapolis Junction, MD	—	2,517	10,234	3,845	2,517	14,079	16,596	(3,642)	1997	9/28/1998
10001 Franklin Square Drive (O)	White Marsh, MD	—	4,033	11,483	550	4,033	12,033	16,066	(757)	1997	1/9/2007
13454 Sunrise Valley Road (O)	Herndon, VA	11,120	2,899	11,986	1,052	2,899	13,038	15,937	(2,476)	1998	7/25/2003
7000 Columbia Gateway Drive (O)	Columbia, MD	19,110	3,131	12,103	153	3,131	12,256	15,387	(1,945)	1999	5/31/2002
6940 Columbia Gateway Drive (O)	Columbia, MD	16,886	3,545	9,916	1,871	3,545	11,787	15,332	(3,372)	1999	11/13/1998
1304 Concourse Drive (O)	Linthicum, MD	10,259	1,999	12,934	297	1,999	13,231	15,230	(2,713)	2002	11/18/1999
110 Thomas Johnson Drive (O)	Frederick, MD	—	2,810	12,075	337	2,810	12,412	15,222	(1,026)	1987/1999	10/21/2005
1306 Concourse Drive (O)	Linthicum, MD	8,917	2,796	11,186	1,212	2,796	12,398	15,194	(3,253)	1990	11/18/1999
8621 Robert Fulton Drive (O)	Columbia, MD	18,766	2,317	12,642	174	2,317	12,816	15,133	(933)	2005-2006	6/10/2005
200 International Circle (O)	Hunt Valley, MD	—	2,016	10,865	2,127	2,016	12,992	15,008	(1,237)	1987	12/22/2005
7067 Columbia Gateway Drive (O)	Columbia, MD	8,503	1,829	11,823	1,328	1,829	13,151	14,980	(2,290)	2001	8/30/2001
2500 Riva Road (O)	Annapolis, MD	—	2,791	12,146	—	2,791	12,146	14,937	(2,008)	2000	3/4/2003
Patriot Park (O)	Colorado Springs, CO	—	6,882	8,160	—	6,882	8,160	15,042	—	(5)	7/8/2005
5725 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,882	900	11,397	2,189	900	13,586	14,486	(1,668)	1984	5/18/2006
6750 Alexander Bell Drive (O)	Columbia, MD	—	1,263	12,460	731	1,263	13,191	14,454	(3,737)	2001	12/31/1998
375 West Padonia Road (O)	Timonium, MD	—	2,483	10,448	1,059	2,483	11,507	13,990	(2,791)	1986	12/21/1999

Corporate Office Properties Trust

Schedule III - Real Estate Depreciation and Amortization

December 31, 2008

(Dollars in thousands)

			Initial Cost			Gross Amounts Carried at Close of Period
Property (Type) (1)	Location	Encumbrances (2)	Land	Building and Land Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Land Improvements	Total (3)	Accumulated Depreciation (4)	Year Built or Renovated	Date Acquired

Campbell Boulevard & Franklin Square (O)	White Marsh, MD	—	12,017	2,039	—	12,017	2,039	14,056	—	(6)	1/9/2007
135 National Business Parkway (O)	Annapolis Junction, MD	—	2,484	9,750	1,485	2,484	11,235	13,719	(3,563)	1998	12/30/1998
5775 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,477	1,035	12,440	234	1,035	12,674	13,709	(1,774)	1984	5/18/2006
985 Space Center Drive (O)	Colorado Springs, CO	—	777	12,287	422	777	12,709	13,486	(1,240)	1989	9/28/2005
4851 Stonecroft Boulevard (O)	Chantilly, VA	17,081	1,878	11,593	4	1,878	11,597	13,475	(1,221)	2004	8/14/2002
Northgate Business Park (O)	Aberdeen, MD	—	10,409	3,020	—	10,409	3,020	13,429	—	(5)	9/14/2007
141 National Business Parkway (O)	Annapolis Junction, MD	—	2,398	9,590	1,050	2,398	10,640	13,038	(2,831)	1990	9/28/1998
22309 Exploration Drive (O)	Lexington Park, MD	434	2,243	10,419	169	2,243	10,588	12,831	(1,862)	1984/1997	3/24/2004
8110 Corporate Drive (O)	White Marsh, MD	11,791	2,285	10,117	—	2,285	10,117	12,402	(732)	2001	1/9/2007
1302 Concourse Drive (O)	Linthicum, MD	6,628	2,078	8,313	1,962	2,078	10,275	12,353	(2,861)	1996	11/18/1999
8140 Corporate Drive (O)	White Marsh, MD	10,092	2,158	8,457	1,690	2,158	10,147	12,305	(932)	2003	1/9/2007
920 Elkridge Landing Road (O)	Linthicum, MD	7,769	2,101	9,765	328	2,101	10,093	12,194	(2,985)	1982	7/2/2001
5755 Mark Dabling Boulevard (O)	Colorado Springs, CO	10,208	799	10,324	905	799	11,229	12,028	(1,189)	1989	5/18/2006
226 Schilling Circle (O)	Hunt Valley, MD	—	1,877	9,891	232	1,877	10,123	12,000	(1,118)	1980	12/22/2005
134 National Business Parkway (O)	Annapolis Junction, MD	14,130	3,684	7,580	607	3,684	8,187	11,871	(2,392)	1999	11/13/1998
900 Elkridge Landing Road (O)	Linthicum, MD	—	1,993	7,972	1,879	1,993	9,851	11,844	(3,014)	1982	4/30/1998
745 Space Center Drive (O)	Colorado Springs, CO	10,798	654	10,703	—	654	10,703	11,357	(586)	2006	7/8/2005
565 Space Center Drive (O)	Colorado Springs, CO	7,859	644	10,688	—	644	10,688	11,332	—	(5)	7/8/2005
6700 Alexander Bell Drive (O)	Columbia, MD	4,000	1,755	7,019	2,522	1,755	9,541	11,296	(2,905)	1988	5/14/2001
Nottingham Ridge (O)	White Marsh, MD	—	8,861	2,075	—	8,861	2,075	10,936	—	(6)	1/9/2007
1055 North Newport Road (O)	Colorado Springs, CO	—	972	9,934	—	972	9,934	10,906	(207)	2007-2008	5/19/2006
131 National Business Parkway (O)	Annapolis Junction, MD	—	1,906	7,623	1,370	1,906	8,993	10,899	(2,771)	1990	9/28/1998
7160 Riverwood Drive (O)	Columbia, MD	—	2,732	7,006	974	2,732	7,980	10,712	(899)	2000	1/10/2007
1199 Winterson Road (O)	Linthicum, MD	18,578	1,599	6,395	2,623	1,599	9,018	10,617	(2,977)	1988	4/30/1998
1190 Winterson Road (O)	Linthicum, MD	11,291	1,335	5,340	3,403	1,335	8,743	10,078	(3,557)	1987	4/30/1998
14850 Conference Center Drive (O)	Chantilly, VA	7,864	1,615	8,358	13	1,615	8,371	9,986	(2,107)	2000	7/25/2003
6740 Alexander Bell Drive (O)	Columbia, MD	—	1,424	5,696	2,847	1,424	8,543	9,967	(2,580)	1992	12/31/1998
7240 Parkway Drive (O)	Hanover, MD	—	1,496	5,985	2,401	1,496	8,386	9,882	(2,180)	1985	4/18/2000
999 Corporate Boulevard (O)	Linthicum, MD	13,533	1,187	8,332	295	1,187	8,627	9,814	(2,094)	2000	8/1/1999
14840 Conference Center Drive (O)	Chantilly, VA	7,987	1,572	8,175	24	1,572	8,199	9,771	(2,235)	2000	7/25/2003
Waterview III (O)	Herndon, VA	—	9,614	81	—	9,614	81	9,695	—	(6)	4/29/2004
201 International Circle (O)	Hunt Valley, MD	—	1,552	6,118	2,024	1,552	8,142	9,694	(919)	1982	12/22/2005
8031 Corporate Drive (O)	White Marsh, MD	9,055	2,548	6,976	—	2,548	6,976	9,524	(490)	1988/2004	1/9/2007
16480 Commerce Drive (O)	Dahlgren, VA	—	1,857	7,425	138	1,857	7,563	9,420	(758)	2000	12/28/2004
Old Annapolis Road (O)	Columbia, MD	—	1,637	5,500	2,178	1,637	7,678	9,315	(1,456)	1974/1985	12/14/2000
849 International Drive (O)	Linthicum, MD	11,692	1,356	5,426	2,507	1,356	7,933	9,289	(2,605)	1988	2/23/1999
Columbia Gtwy T11 Lot 1 (O)	Columbia, MD	—	6,387	2,853	—	6,387	2,853	9,240	—	(6)	9/20/2004
7467 Ridge Road (O)	Hanover, MD	—	1,629	6,517	1,075	1,629	7,592	9,221	(2,256)	1990	4/28/1999
Route 15/Biggs Ford Road Land (O)	Frederick, MD	—	8,703	166	—	8,703	166	8,869	—	(6)	8/28/2008
1560B Cable Ranch Road (O)	San Antonio, TX	—	2,299	6,545	—	2,299	6,545	8,844	(130)	2008	6/19/2008
13450 Sunrise Valley Road (O)	Herndon, VA	5,528	1,386	5,576	1,796	1,386	7,372	8,758	(1,499)	1998	7/25/2003
Westfields Corporate Center Land (O)	Chantilly, VA	—	7,141	1,308	—	7,141	1,308	8,449	—	(6)	1/27/2005
502 Washington Avenue (O)	Towson, MD	5,245	826	7,023	512	826	7,535	8,361	(793)	1984	1/9/2007
9945 Federal Drive (O)	Colorado Springs, CO	5,797	1,854	6,505	—	1,854	6,505	8,359	—	(5)	9/30/2005
1362 Mellon Road (O)	Hanover, MD	—	1,706	6,629	—	1,706	6,629	8,335	(124)	2006	2/10/2006
1099 Winterson Road (O)	Linthicum, MD	12,012	1,323	5,293	1,714	1,323	7,007	8,330	(2,117)	1988	4/30/1998
9965 Federal Drive (O)	Colorado Springs, CO	—	1,401	6,313	492	1,401	6,805	8,206	(256)	1983/2007	1/19/2006
San Antonio Land - 31 acres (O)	San Antonio, TX	—	8,126	44	—	8,126	44	8,170	—	(6)	3/30/2005
7015 Albert Einstein Drive (O)	Columbia, MD	3,415	2,058	6,093	—	2,058	6,093	8,151	(1,148)	1999	12/1/2005
46591 Expedition Drive (O)	Lexington Park, MD	—	1,200	6,884	54	1,200	6,938	8,138	(349)	2005-2006	3/24/2004
46579 Expedition Drive (O)	Lexington Park, MD	—	1,406	5,796	909	1,406	6,705	8,111	(1,004)	2002	3/24/2004
7272 Park Circle Drive (O)	Hanover, MD	5,752	1,479	6,300	328	1,479	6,628	8,107	(439)	1991/1996	1/10/2007
6716 Alexander Bell Drive (O)	Columbia, MD	—	1,242	4,969	1,771	1,242	6,740	7,982	(2,378)	1990	12/31/1998
9925 Federal Drive (O)	Colorado Springs, CO	5,643	1,129	6,747	16	1,129	6,763	7,892	(74)	2008 (5)	9/30/2005
1670 North Newport Road (O)	Colorado Springs, CO	4,742	853	7,007	2	853	7,009	7,862	(800)	1986/1987	9/30/2005
7210 Ambassador Road (O)	Woodlawn, MD	—	1,481	6,257	123	1,481	6,380	7,861	(729)	1972	12/22/2005
7152 Windsor Boulevard (O)	Woodlawn, MD	—	879	6,764	173	879	6,937	7,816	(533)	1986	12/22/2005
9910 Franklin Square Drive (O)	White Marsh, MD	5,633	1,219	6,590	6	1,219	6,596	7,815	(485)	2005	1/9/2007
911 Elkridge Landing Road (O)	Linthicum, MD	—	1,215	4,861	1,648	1,215	6,509	7,724	(1,924)	1985	4/30/1998
San Antonio Land - 31 acres (O)	San Antonio, TX	—	7,430	270	—	7,430	270	7,700	—	(6)	1/20/2006
22289 Exploration Drive (O)	Lexington Park, MD	—	1,422	5,719	416	1,422	6,135	7,557	(897)	2000	3/24/2004
22299 Exploration Drive (O)	Lexington Park, MD	—	1,362	5,791	292	1,362	6,083	7,445	(1,129)	1998	3/24/2004
109-111 Allegheny Avenue (O)	Towson, MD	—	1,688	5,620	70	1,688	5,690	7,378	(328)	1971	1/9/2007
891 Elkridge Landing Road (O)	Linthicum, MD	3,769	1,160	4,750	1,245	1,160	5,995	7,155	(1,558)	1984	7/2/2001
9920 Franklin Square Drive (O)	White Marsh, MD	—	1,058	5,293	764	1,058	6,057	7,115	(339)	2006	1/9/2007
44425 Pecan Court (O)	California, MD	—	1,309	5,234	478	1,309	5,712	7,021	(679)	1997	5/5/2004
1201 Winterson Road (O)	Linthicum, MD	—	1,288	5,154	461	1,288	5,615	6,903	(1,426)	1985	4/30/1998
8671 Robert Fulton Drive (O)	Columbia, MD	7,525	1,718	4,280	881	1,718	5,161	6,879	(1,042)	2002	12/30/2003
901 Elkridge Landing Road (O)	Linthicum, MD	3,550	1,151	4,416	1,059	1,151	5,475	6,626	(1,349)	1984	7/2/2001
8114 Sandpiper Circle (O)	White Marsh, MD	—	1,634	4,277	705	1,634	4,982	6,616	(351)	1986	1/9/2007
7138 Columbia Gateway Drive (O)	Columbia, MD	5,406	1,104	3,518	1,962	1,104	5,480	6,584	(887)	1990	9/19/2005

Corporate Office Properties Trust

Schedule III - Real Estate Depreciation and Amortization

December 31, 2008

(Dollars in thousands)

			Initial Cost			Gross Amounts Carried at Close of Period
Property (Type) (1)	Location	Encumbrances (2)	Land	Building and Land Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Land Improvements	Total (3)	Accumulated Depreciation (4)	Year Built or Renovated	Date Acquired

9950 Federal Drive (O)	Colorado Springs, CO	—	877	5,045	605	877	5,650	6,527	(794)	2001	12/22/2005
5850 University Research Ct (O)	College Park, MD	—	—	6,459	—	—	6,459	6,459	—	(5)	1/29/2008
7142 Columbia Gateway Drive (O)	Columbia, MD	6,280	1,342	3,978	1,127	1,342	5,105	6,447	(387)	1994	9/19/2005
22300 Exploration Drive (O)	Lexington Park, MD	—	1,094	5,038	149	1,094	5,187	6,281	(771)	1997	11/9/2004
938 Elkridge Landing Road (O)	Linthicum, MD	4,312	1,204	4,727	287	1,204	5,014	6,218	(919)	1984	7/2/2001
7150 Riverwood Drive (O)	Columbia, MD	—	1,821	4,388	—	1,821	4,388	6,209	(331)	2000	1/10/2007
7130 Columbia Gateway Drive (O)	Columbia, MD	6,519	1,350	4,359	447	1,350	4,806	6,156	(528)	1989	9/19/2005
9020 Mendenhall Court (O)	Columbia, MD	—	1,233	4,571	344	1,233	4,915	6,148	(364)	1982/2005	1/9/2007
6708 Alexander Bell Drive (O)	Columbia, MD	6,320	897	3,588	1,579	897	5,167	6,064	(1,395)	1988	5/14/2001
939 Elkridge Landing Road (O)	Linthicum, MD	—	939	3,756	1,367	939	5,123	6,062	(1,742)	1983	4/30/1998
4979 Mercantile Road (O)	White Marsh, MD	—	1,299	4,686	—	1,299	4,686	5,985	(243)	1985	1/9/2007
8020 Corporate Drive (O)	White Marsh, MD	—	2,184	3,767	25	2,184	3,792	5,976	(189)	1997	1/9/2007
940 Elkridge Landing Road (O)	Linthicum, MD	3,274	1,100	4,696	169	1,100	4,865	5,965	(461)	1984 (6)	7/2/2001
881 Elkridge Landing Road (O)	Linthicum, MD	11,812	1,034	4,137	742	1,034	4,879	5,913	(1,337)	1986	4/30/1998
7941-7949 Corporate Drive (O)	White Marsh, MD	—	2,087	3,782	12	2,087	3,794	5,881	(313)	1996	1/9/2007
8661 Robert Fulton Drive (O)	Columbia, MD	6,616	1,510	3,764	562	1,510	4,326	5,836	(817)	2002	12/30/2003
6760 Alexander Bell Drive (O)	Columbia, MD	—	890	3,561	1,381	890	4,942	5,832	(1,820)	1991	12/31/1998
4969 Mercantile Road (O)	White Marsh, MD	—	1,308	4,455	—	1,308	4,455	5,763	(223)	1983	1/9/2007
921 Elkridge Landing Road (O)	Linthicum, MD	—	1,044	4,176	532	1,044	4,708	5,752	(1,498)	1983	4/30/1998
8094 Sandpiper Circle (O)	White Marsh, MD	—	1,960	3,716	50	1,960	3,766	5,726	(290)	1998	1/9/2007
7318 Parkway Drive (O)	Hanover, MD	—	972	3,888	786	972	4,674	5,646	(1,050)	1984	4/16/1999
7063 Columbia Gateway Drive (O)	Columbia, MD	3,006	902	3,684	1,024	902	4,708	5,610	(1,416)	2000	8/30/2001
7065 Columbia Gateway Drive (O)	Columbia, MD	2,916	919	3,763	926	919	4,689	5,608	(1,155)	2000	8/30/2001
930 International Drive (O)	Linthicum, MD	8,488	1,013	4,053	517	1,013	4,570	5,583	(1,319)	1986	4/30/1998
6724 Alexander Bell Drive (O)	Columbia, MD	10,939	449	5,039	48	449	5,087	5,536	(1,107)	2001	5/14/2001
900 International Drive (O)	Linthicum, MD	8,008	981	3,922	608	981	4,530	5,511	(1,203)	1986	4/30/1998
8098 Sandpiper Circle (O)	White Marsh, MD	—	1,797	3,651	32	1,797	3,683	5,480	(183)	1998	1/9/2007
7320 Parkway Drive (O)	Hanover, MD	5,613	905	3,570	983	905	4,553	5,458	(970)	1983	4/4/2002
Gude DrIve Land (O)	Rockville, MD	—	3,122	2,330	—	3,122	2,330	5,452	—	(6)	4/7/2005
Westfields International Corporate Center Land (O)	Chantilly, VA	—	3,609	1,831	—	3,609	1,831	5,440	—	(6)	7/31/2002
9740 Patuxent Woods Drive (O)	Columbia, MD	2,640	1,629	3,201	574	1,629	3,775	5,404	(291)	1986/2001	1/9/2007
4940 Campbell Boulevard (O)	White Marsh, MD	—	1,379	3,858	141	1,379	3,999	5,378	(271)	1990	1/9/2007
1340 Ashton Road (O)	Hanover, MD	—	905	3,620	830	905	4,450	5,355	(1,410)	1989	4/28/1999
8615 Ridgely’s Choice Drive (O)	White Marsh, MD	—	1,078	3,613	600	1,078	4,213	5,291	(267)	2005	1/9/2007
11011 McCormick Road (O)	Hunt Valley, MD	—	875	3,474	921	875	4,395	5,270	(986)	1974	12/22/2005
COPT-FD Indian Head, LLC (O)	Charles County, MD	—	4,443	791	—	4,443	791	5,234	—	(6)	10/23/2006
9720 Patuxent Woods Drive (O)	Columbia, MD	2,847	1,701	3,509	—	1,701	3,509	5,210	(342)	1986/2001	1/9/2007
9930 Franklin Square Drive (O)	White Marsh, MD	—	1,137	3,921	—	1,137	3,921	5,058	(285)	2001	1/9/2007
8007 Corporate Drive (O)	White Marsh, MD	—	1,434	3,336	159	1,434	3,495	4,929	(330)	1995	1/9/2007
1560A Cable Ranch Road (O)	San Antonio, TX	—	1,097	3,770	—	1,097	3,770	4,867	(77)	2008	6/19/2008
5325 Nottingham Ridge Road (O)	White Marsh, MD	—	816	3,976	54	816	4,030	4,846	(217)	2002	1/9/2007
800 International Drive (O)	Linthicum, MD	8,408	775	3,099	909	775	4,008	4,783	(1,136)	1988	4/30/1998
102 West Pennsylvania Ave (O)	Towson, MD	—	1,090	3,182	509	1,090	3,691	4,781	(309)	1968/2001	1/10/2007
4230 Forbes Boulevard (O)	Lanham, MD	—	511	4,133	—	511	4,133	4,644	(1,118)	2003	12/24/2002
8010 Corporate Drive (O)	White Marsh, MD	—	1,349	3,262	29	1,349	3,291	4,640	(207)	1998	1/9/2007
9960 Federal Drive (O)	Colorado Springs, CO	—	695	3,830	103	695	3,933	4,628	(348)	2001	12/22/2005
21 Governor’s Court (O)	Woodlawn, MD	—	771	3,341	512	771	3,853	4,624	(422)	1981/1995	12/22/2005
7150 Columbia Gateway Drive (O)	Columbia, MD	4,850	1,032	3,429	122	1,032	3,551	4,583	(431)	1991	9/19/2005
16541 Commerce Drive (O)	Dahlgren, VA	—	774	3,094	702	774	3,796	4,570	(361)	1996	12/21/2004
9160 Guilford Road (O)	Columbia, MD	2,430	665	2,686	1,197	665	3,883	4,548	(1,047)	1984	4/4/2002
216 Schilling Circle (O)	Hunt Valley, MD	—	825	3,684	11	825	3,695	4,520	(225)	1988/2001	1/10/2007
5522 Research Pk Drive (O)	Catonsville, MD	—	—	4,485	—	—	4,485	4,485	(159)	2007	3/8/2006
9940 Franklin Square Drive (O)	White Marsh, MD	—	1,052	3,382	37	1,052	3,419	4,471	(174)	2000	1/9/2007
9900 Franklin Square Drive (O)	White Marsh, MD	—	979	3,467	—	979	3,467	4,446	(252)	1999	1/9/2007
9140 Guilford Road (O)	Columbia, MD	2,903	794	3,209	390	794	3,599	4,393	(811)	1983	4/4/2002
7061 Columbia Gateway Drive (O)	Columbia, MD	2,506	729	3,094	560	729	3,654	4,383	(784)	2000	8/30/2001
7170 Riverwood Drive (O)	Columbia, MD	—	1,283	3,096	—	1,283	3,096	4,379	(219)	2000	1/10/2007
324 Sentinel Drive (O)	Annapolis Junction, MD	—	1,656	2,700	—	1,656	2,700	4,356	—	(5)	6/29/2003
5355 Nottingham Ridge Road (O)	White Marsh, MD	—	761	3,562	—	761	3,562	4,323	(178)	2005	1/9/2007
Gude DrIve Land (O)	Rockville, MD	—	3,122	1,159	—	3,122	1,159	4,281	—	(6)	4/7/2005
8130 Corporate Drive (O)	White Marsh, MD	—	2,017	2,250	—	2,017	2,250	4,267	—	(6)	1/9/2007
44408 Pecan Court (O)	California, MD	—	817	3,269	106	817	3,375	4,192	(397)	1986	3/24/2004
5020 Campbell Boulevard (O)	White Marsh, MD	—	1,014	3,136	19	1,014	3,155	4,169	(243)	1986-1988	1/9/2007
9730 Patuxent Woods Drive (O)	Columbia, MD	2,200	1,318	2,707	116	1,318	2,823	4,141	(283)	1986/2001	1/9/2007
9700 Patuxent Woods Drive (O)	Columbia, MD	2,159	1,329	2,621	183	1,329	2,804	4,133	(233)	1986/2001	1/9/2007
1334 Ashton Road (O)	Hanover, MD	—	736	2,946	354	736	3,300	4,036	(813)	1989	4/28/1999
1915 Aerotech Drive (O)	Colorado Springs, CO	3,394	556	3,094	316	556	3,410	3,966	(427)	1985	6/8/2006
23535 Cottonwood Parkway (O)	California, MD	—	763	3,051	64	763	3,115	3,878	(364)	1984	3/24/2004
16539 Commerce Drive (O)	Dahlgren, VA	—	688	2,860	222	688	3,082	3,770	(593)	1990	12/21/2004
437 Ridge Road (O)	Dayton, NJ	—	717	2,866	175	717	3,041	3,758	(838)	1962/1996	10/14/1997
312 Sentinel Drive (O)	Annapolis Junction, MD	—	3,160	570	—	3,160	570	3,730	—	(6)	11/14/2003

Corporate Office Properties Trust

Schedule III - Real Estate Depreciation and Amortization

December 31, 2008

(Dollars in thousands)

			Initial Cost			Gross Amounts Carried at Close of Period
Property (Type) (1)	Location	Encumbrances (2)	Land	Building and Land Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Land Improvements	Total (3)	Accumulated Depreciation (4)	Year Built or Renovated	Date Acquired

8029 Corporate Drive (O)	White Marsh, MD	3,500	962	2,719	—	962	2,719	3,681	(209)	1988/2004	1/9/2007
Nottingham Road & Philadelphia Avenue (O)	White Marsh, MD	—	3,226	437	—	3,226	437	3,663	—	(6)	1/9/2007
7939 Honeygo Boulevard (O)	White Marsh, MD	—	869	2,716	54	869	2,770	3,639	(245)	1984	1/10/2007
1925 Aerotech Drive (O)	Colorado Springs, CO	3,717	556	3,067	1	556	3,068	3,624	(300)	1985	6/8/2006
Cedar Knolls (O)	Annapolis Junction, MD	—	—	3,610	—	—	3,610	3,610	—	(5)	11/14/2003
114 National Business Parkway (R)	Annapolis Junction, MD	—	364	3,060	52	364	3,112	3,476	(569)	2002	6/30/2000
224 Schilling Circle (O)	Hunt Valley, MD	—	734	2,423	301	734	2,724	3,458	(235)	1978/1997	1/10/2007
8133 Perry Hall Boulevard (O)	White Marsh, MD	—	850	2,429	146	850	2,575	3,425	(210)	1988	1/10/2007
314 Sentinel Way (O)	Annapolis Junction, MD	—	1,254	2,166	—	1,254	2,166	3,420	(4)	2008 (5)	11/14/2003
5024 Campbell Boulevard (O)	White Marsh, MD	—	767	2,420	184	767	2,604	3,371	(228)	1986-1988	1/9/2007
222 Schilling Circle (O)	Hunt Valley, MD	—	754	2,465	148	754	2,613	3,367	(190)	1978/1997	1/10/2007
316 Sentinel Drive (O)	Annapolis Junction, MD	—	2,769	511	—	2,769	511	3,280	—	(6)	11/14/2003
308 Sentinel Way (O)	Annapolis Junction, MD	—	1,387	1,829	—	1,387	1,829	3,216	—	(5)	11/14/2003
16442 Commerce Drive (O)	Dahlgren, VA	2,476	613	2,582	—	613	2,582	3,195	(354)	2002	12/21/2004
1331 Ashton Road (O)	Hanover, MD	—	587	2,347	109	587	2,456	3,043	(598)	1989	4/28/1999
7125 Ambassador Road (O)	Woodlawn, MD	—	844	1,896	223	844	2,119	2,963	(375)	1985	12/22/2005
310 Sentinel Drive (O)	Annapolis Junction, MD	—	2,393	488	—	2,393	488	2,881	—	(6)	11/14/2003
5026 Campbell Boulevard (O)	White Marsh, MD	—	700	2,138	3	700	2,141	2,841	(170)	1986-1988	1/9/2007
16501 Commerce Drive (O)	Dahlgren, VA	2,024	522	2,090	201	522	2,291	2,813	(269)	2002	12/21/2004
M Square Associates LLC (O)	College Park, MD	—	—	2,793	—	—	2,793	2,793	—	(5)	1/29/2008
Clarks Hundred II (O)	Annapolis Junction, MD	—	2,409	346	—	2,409	346	2,755	—	(6)	3/14/2007
7175 Riverwood Drive (O)	Columbia, MD	—	1,788	956	—	1,788	956	2,744	(65)	1996 (6)	7/27/2005
980 Technology Court (O)	Colorado Springs, CO	—	526	2,046	124	526	2,170	2,696	(286)	1995	9/28/2005
7923 Honeygo Boulevard (O)	White Marsh, MD	—	715	1,906	67	715	1,973	2,688	(159)	1985	1/10/2007
7134 Columbia Gateway Drive (O)	Columbia, MD	2,949	704	1,971	7	704	1,978	2,682	(267)	1990	9/19/2005
5022 Campbell Boulevard (O)	White Marsh, MD	—	624	1,924	118	624	2,042	2,666	(145)	1986-1988	1/9/2007
San Antonio Land - 9 acres (O)	San Antonio, TX	—	2,267	352	—	2,267	352	2,619	—	(6)	6/14/2005
8019 Corporate Drive (O)	White Marsh, MD	1,719	680	1,898	5	680	1,903	2,583	(173)	1990	1/9/2007
8120 Corporate Drive (O)	White Marsh, MD	—	2,017	522	—	2,017	522	2,539	—	(6)	1/9/2007
Westpointe Business Center Land (O)	San Antonio, TX	—	2,444	—	—	2,444	—	2,444	—	(6)	11/13/2008
44417 Pecan Court (O)	California, MD	—	434	1,939	13	434	1,952	2,386	(413)	1989	3/24/2004
1350 Dorsey Road (O)	Hanover, MD	—	393	1,573	414	393	1,987	2,380	(581)	1989	4/28/1999
10270 Old Columbia Road (O)	Columbia, MD	1,177	751	1,402	191	751	1,593	2,344	(132)	1988/2001	1/9/2007
6741 Columbia Gateway Drive (O)	Columbia, MD	—	675	1,663	—	675	1,663	2,338	(3)	2008	9/28/2000
8013 Corporate Drive (O)	White Marsh, MD	1,451	642	1,536	160	642	1,696	2,338	(184)	1990	1/9/2007
8003 Corporate Drive (O)	White Marsh, MD	—	611	1,611	36	611	1,647	2,258	(111)	1999	1/9/2007
10280 Old Columbia Road (O)	Columbia, MD	1,195	756	1,431	70	756	1,501	2,257	(136)	1988/2001	1/9/2007
8023 Corporate Drive (O)	White Marsh, MD	1,503	651	1,603	—	651	1,603	2,254	(89)	1990	1/9/2007
Riverwood II (O)	Columbia, MD	—	1,367	855	—	1,367	855	2,222	—	(5)	7/27/2005
1460 Dorsey Road (O)	Hanover, MD	—	2,141	40	—	2,141	40	2,181	—	(6)	2/28/2006
16543 Commerce Drive (O)	Dahlgren, VA	1,687	436	1,742	—	436	1,742	2,178	(175)	2002	12/21/2004
44414 Pecan Court (O)	California, MD	—	405	1,619	104	405	1,723	2,128	(233)	1986	3/24/2004
1344 Ashton Road (O)	Hanover, MD	—	355	1,421	348	355	1,769	2,124	(556)	1989	4/28/1999
Thomas Johnson Drive Land (O)	Frederick, MD	—	1,092	1,004	—	1,092	1,004	2,096	—	(6)	10/21/2005
11101 McCormick Road (O)	Hunt Valley, MD	—	991	1,080	21	991	1,101	2,092	(144)	1976	12/22/2005
8030 Potranco Road (O)	San Antonio, TX	—	1,813	268	—	1,813	268	2,081	—	(5)	1/20/2006
8000 Potranco Road (O)	San Antonio, TX	—	1,813	251	—	1,813	251	2,064	—	(5)	1/20/2006
100 West Pennsylvania Ave (O)	Towson, MD	—	698	950	365	698	1,315	2,013	(59)	1952/1989	1/9/2007
Arundel Preserve (O)	Hanover, MD	—	—	1,974	—	—	1,974	1,974	—	(5)	(7)
9710 Patuxent Woods Drive (O)	Columbia, MD	1,043	648	1,260	50	648	1,310	1,958	(102)	1986/2001	1/9/2007
1341 Ashton Road (O)	Hanover, MD	—	306	1,223	404	306	1,627	1,933	(443)	1989	4/28/1999
9150 Guilford Road (O)	Columbia, MD	1,169	319	1,291	235	319	1,526	1,845	(371)	1984	4/4/2002
44420 Pecan Court (O)	California, MD	—	344	1,374	86	344	1,460	1,804	(155)	1989	11/9/2004
White Marsh Commerce Center II (O)	White Marsh, MD	—	1,613	57	—	1,613	57	1,670	—	(6)	1/9/2007
8015 Corporate Drive (O)	White Marsh, MD	1,041	446	1,116	41	446	1,157	1,603	(86)	1990	1/9/2007
7104 Ambassador Road (O)	Woodlawn, MD	—	572	613	407	572	1,020	1,592	(193)	1988	12/22/2005
15 Governor’s Court (O)	Woodlawn, MD	—	383	1,168	—	383	1,168	1,551	(143)	1981	12/22/2005
10290 Old Columbia Road (O)	Columbia, MD	757	490	895	165	490	1,060	1,550	(79)	1988/2001	1/9/2007
525 Babcock Road (O)	Colorado Springs, CO	—	355	974	—	355	974	1,329	(57)	1967	7/12/2007
Aerotech 2 (O)	Colorado Springs, CO	—	1,291	1	—	1,291	1	1,292	—	(6)	5/19/2006
9130 Guilford Road (O)	Columbia, MD	848	230	939	101	230	1,040	1,270	(239)	1984	4/4/2002
Lot 401-White Marsh (O)	White Marsh, MD	—	1,177	10	—	1,177	10	1,187	—	(6)	1/9/2007
Philadelphia Road & Route 43 (O)	White Marsh, MD	—	1,008	120	—	1,008	120	1,128	—	(6)	1/9/2007
Dahlgren Land Parcel (O)	Dahlgren, VA	—	910	188	—	910	188	1,098	—	(6)	3/16/2005
7129 Ambassador Road (O)	Woodlawn, MD	—	129	610	329	129	939	1,068	(155)	1985	12/22/2005
0 Galley Road (O)	Colorado Springs, CO	—	1,060	—	—	1,060	—	1,060	—	(6)	4/21/2006
1343 Ashton Road (O)	Hanover, MD	—	193	774	40	193	814	1,007	(191)	1989	4/28/1999
7700 Potranco Road (O)	San Antonio, TX	—	—	992	—	—	992	992	(2)	2007	3/30/2005
16442A Commerce Drive (O)	Dahlgren, VA	—	317	669	—	317	669	986	—	(6)	12/21/2004
17 Governor’s Court (O)	Woodlawn, MD	—	170	530	144	170	674	844	(63)	1981	12/22/2005
Babcock Development Land (O)	Colorado Springs, CO	—	826	—	—	826	—	826	—	(6)	7/1/2007

Corporate Office Properties Trust

Schedule III - Real Estate Depreciation and Amortization

December 31, 2008

(Dollars in thousands)

			Initial Cost			Gross Amounts Carried at Close of Period
Property (Type) (1)	Location	Encumbrances (2)	Land	Building and Land Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Land Improvements	Total (3)	Accumulated Depreciation (4)	Year Built or Renovated	Date Acquired

7127 Ambassador Road (O)	Woodlawn, MD	—	142	455	222	142	677	819	(82)	1985	12/22/2005
Expedition VII (O)	Lexington Park, MD	—	705	105	—	705	105	810	—	(6)	3/24/2004
Westfields - Park Center Land (O)	Chantilly, VA	—	—	800	—	—	800	800	—	(6)	7/18/2002
7131 Ambassador Road (O)	Woodlawn, MD	—	105	368	282	105	650	755	(61)	1985	12/22/2005
1243 Winterson Road (O)	Linthicum, MD	—	630	—	—	630	—	630	—	(6)	12/19/2001
South Brunswick LP (O)	Dayton, NJ	—	—	581	—	—	581	581	—	(6)	10/14/1997
13849 Park Center Road (O)	Herndon, VA	—	96	453	—	96	453	549	—	2008	12/20/2005
7106 Ambassador Road (O)	Woodlawn, MD	—	229	306	—	229	306	535	(39)	1988	12/22/2005
COPT Princeton South (O)	Dayton, NJ	—	512	—	—	512	—	512	—	(6)	9/29/2004
37 Allegheny Avenue (O)	Towson, MD	—	504	—	—	504	—	504	—	(6)	1/9/2007
7865 Brock Bridge Road (O)	Annapolis Junction, MD	—	441	53	—	441	53	494	—	(6)	4/2/2007
7102 Ambassador Road (O)	Woodlawn, MD	—	277	203	—	277	203	480	(15)	1988	12/22/2005
9965 Federal Drive Land (O)	Colorado Springs, CO	—	466	—	—	466	—	466	—	(6)	12/22/2005
Patriot Park III (O)	Colorado Springs, CO	—	—	459	—	—	459	459	—	(6)	7/8/2005
7108 Ambassador Road (O)	Woodlawn, MD	—	171	252	3	171	255	426	(19)	1988	12/22/2005
COPT Pennlyn LLC (O)	Blue Bell, PA	—	401	6	—	401	6	407	—	(6)	7/14/2004
7873 Brock Bridge Road (O)	Annapolis Junction, MD	—	309	56	—	309	56	365	—	(6)	3/30/2007
7800 Milestone Parkway (O)	Hanover, MD	—	—	194	—	—	194	194	—	(6)	(7)
1348 Ashton Road (R)	Hanover, MD	—	50	—	40	50	40	90	(14)	1988	4/28/1999
Other Developments, including intercompany eliminations (V)	Various	—	(4)	(46)	213	(4)	167	163	18	Various	Various
		$1,310,372	$644,848	$2,291,164	$185,564	$644,848	$2,476,728	$3,121,576	$(343,110)

(1)   A legend for the Property Type follows: (O) = Office Property; (R) = Retail Property; (M) = Mixed-Use Property; and (V) = Various.

(2)   Excludes our unsecured Revolving Credit Facility of $392,500, unsecured notes payable of $750, and net premiums on the remaining loans of $501.

(3)   The aggregate cost of these assets for Federal income tax purposes was approximately $2.5 billion at December 31, 2008.

(4)   The estimated lives over which depreciation is recognized follow: Buildings improvements: 10-40 years; and tenant improvements: related lease terms.

(5)   Under construction, development or redevelopment at December 31, 2008.

(6)   Held for future development at December 31, 2008.

(7)   Development in progress in anticipation of acquisition.

(8)   Includes residential housing units and commercial buildings, as well as commercial assets under development.

Note 1 – As discussed further in Note 2 to our Consolidated Financial Statements, we retrospectively adopted FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This resulted in the recording of certain adjustments to amounts previously reported on this schedule for building and land improvement costs.

The following table summarizes our changes in cost of properties for the years ended December 31, 2008, 2007 and 2006 (in thousands):

	2008	2007	2006
Beginning balance	$2,893,583	$2,331,091	$2,061,590
Property acquisitions	55,286	354,972	166,416
Building and land improvements	220,681	227,308	173,953
Sales	(32,071)	(21,079)	(70,868)
Retirements/disposals	(15,903)	—	—
Other	—	1,291	—
Ending balance	$3,121,576	$2,893,583	$2,331,091

The following table summarizes our changes in accumulated depreciation for the same time periods (in thousands):

	2008	2007	2006
Beginning balance	$288,747	$219,574	$174,935
Depreciation expense	74,158	70,537	55,382
Sales	(3,892)	(2,162)	(10,743)
Retirements/disposals	(15,903)	—	—
Other	—	798	—
Ending balance	$343,110	$288,747	$219,574